UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

istar financial inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

1114 Avenue of the Americas, 27th Floor
New York, New York 10036

April   , 2006

Dear Shareholder:

We cordially invite you to attend our 2006 annual meeting of shareholders. We will hold the meeting at The Harvard Club of New York City, 35 West 44th Street, 3rd Floor, West Room, New York, New York on Wednesday, May 31, 2006 at 9:00 a.m. local time.

At the annual meeting, we will ask our shareholders to:

(1)          elect eight directors to the Board of Directors;

(2)          consider and vote upon a proposal to amend our charter;

(3)   consider and vote upon a proposal to approve the iStar Financial Inc. 2006 Long-Term Incentive Plan; and

(4)   consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent public accountants for the year ending December 31, 2006.

The attached Proxy Statement contains details of the proposals to be voted on at the annual meeting and other important matters. We encourage you to read the Proxy Statement carefully.

YOUR BOARD OF DIRECTORS HAS CONCLUDED THAT THE ELECTION OF THE EIGHT NOMINEES AS DIRECTORS, THE APPROVAL OF THE AMENDMENT OF OUR CHARTER, THE APPROVAL OF THE iSTAR FINANCIAL INC. 2006 LONG-TERM INCENTIVE PLAN AND THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS ARE IN iSTAR FINANCIAL’S BEST INTERESTS AND THE BEST INTERESTS OF OUR SHAREHOLDERS. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR AND FOR APPROVAL OF THESE PROPOSALS.

We cordially invite all shareholders to attend the annual meeting in person. Any shareholder attending the annual meeting may vote in person even if he or she previously returned a proxy.

Sincerely,

Jay Sugarman
Chairman of the Board and
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (“Annual Meeting”) of iStar Financial Inc., a Maryland corporation, will be held at the Harvard Club of New York City, 35 West 44th Street, 3rd Floor, West Room, New York, New York on Wednesday, May 31, 2006 at 9:00 a.m. local time, for the following purposes as further described in the accompanying proxy statement:

1.      To elect to the Board of Directors (the “Board”) eight nominees as directors of iStar Financial, to hold office until the annual meeting of shareholders to be held in 2007 and when their successors are duly elected and qualify. The nominees to the Board are: Willis Andersen, Jr., Glenn R. August, Robert W. Holman, Jr., Robin Josephs, John G. McDonald, George R. Puskar, Jay Sugarman and Jeffrey A. Weber.

2.      To consider and vote upon a proposal to amend iStar Financial’s charter.

3.      To consider and vote upon a proposal to approve the iStar Financial Inc. 2006 Long-Term Incentive Plan.

4.      To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2006.

5.      To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment of the meeting.

The Board has fixed the close of business on April 3, 2006 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment of the meeting. Holders of record of our common stock, par value $.01 per share (“Common Stock”) and 8.00% Series D preferred stock (“Series D Preferred Stock”) at the close of business on that day will be entitled to vote at the Annual Meeting.

By Order of the Board of Directors

Geoffrey M. Dugan
Secretary
New York, NY
April , 2006

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE.

1114 Avenue of the Americas, 27th Floor
New York, New York 10036

PROXY STATEMENT
Annual Meeting of Shareholders
To Be Held May 31, 2006

We are sending this proxy statement to holders of our common stock, par value $.01 per share (“Common Stock”), and holders of our 8.00% Series D preferred stock (“Series D Preferred Stock”) on or about April       , 2006 in connection with the solicitation by our Board of Directors of proxies to be voted at our 2006 annual meeting of shareholders (the “Annual Meeting”) or at any postponement or adjournment of the Annual Meeting. Our Common Stock includes both our regular Common Stock and our high performance common stock. Our Common Stock is listed on the New York Stock Exchange (“NYSE”) and is traded under the symbol “SFI.”

This proxy statement is accompanied by a copy of our Annual Report to Shareholders for the year ended December 31, 2005. Additional copies of the Annual Report including our financial statements at December 31, 2005 may be obtained at our website at www.istarfinancial.com, or by contacting our Investor Relations department at (212) 940-9400, 1114 Avenue of the Americas, 27th Floor, New York, NY 10036. Copies will be furnished at no additional expense.

About the Meeting

Who is entitled to vote at the meeting?

Only holders of record of our Common Stock and our Series D Preferred Stock at the close of business on April 3, 2006 are entitled to receive notice of and to vote at the annual meeting or at any postponement or adjournment of the meeting. On the record date, there were 114,699,208 issued and outstanding shares of Common Stock and 4,000,000 issued and outstanding shares of Series D Preferred Stock.

What constitutes a quorum?

The presence, either in person or by proxy, of the holders of a majority of the voting power of the outstanding Common Stock and Series D Preferred Stock, considered as a single class, on the record date is necessary to constitute a quorum at the annual meeting.

What are the voting rights of shareholders and what vote is needed to approve each proposal?

Each shareholder is entitled to one vote for each share of regular Common Stock registered in the shareholder’s name on the record date and 0.25 votes for each share of high performance common stock or Series D Preferred Stock registered in the shareholder’s name on the record date. A plurality of votes cast of the outstanding Common Stock and Series D Preferred Stock, all voting as one class, is required to elect each nominee as director. An affirmative vote of a majority of the votes entitled to be cast by the holders of our Common Stock and Series D Preferred Stock, all voting as one class, is required for the approval of the proposed charter amendment. An affirmative vote of a majority of the votes cast at the meeting by holders of our Common Stock and Series D Preferred Stock, all voting as one class, is required for the approval and ratification of each other matter, provided that, in the case of the proposal to approve the 2006 Long-Term Incentive Plan, at least a majority of the outstanding shares of Common Stock cast votes on the proposal.

How is my vote counted?

If you properly execute a proxy in the accompanying form, and if we receive it prior to voting at the Annual Meeting, your votes will be cast in the manner you specify on the proxy. If you submit a properly executed proxy but fail to specify how your votes should be cast, your votes will be cast FOR the proposals and as recommended by the Board with regard to all other matters in its discretion.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting, who will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If your shares are held by a broker, bank or other nominee (i.e., in “street name”), you will receive instructions from your nominee which you must follow in order to have your shares voted. Such stockholders who wish to vote in person at the meeting will need to obtain a proxy form from the broker, bank or other nominee that holds their shares of record. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present for purposes of determining a quorum but will not be considered votes cast.

Can I change my vote after I submit my proxy card?

If you submit a proxy, you may revoke it at any time before it is exercised by giving written notice to our Secretary expressly revoking the proxy, by signing and forwarding to us a later dated proxy, or by attending the Annual Meeting and personally casting your votes at the meeting.

Who pays the costs of soliciting proxies?

We will pay the costs of soliciting proxies from our shareholders. In addition to solicitation by mail, certain of our directors, officers and regular employees may solicit the return of proxies by telephone, facsimile, personal interview or otherwise without being paid additional compensation. We will also reimburse brokerage firms and other persons representing the beneficial owners of our shares for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners in accordance with the proxy solicitation rules and regulations of the Securities and Exchange Commission (“SEC”) and the NYSE. Georgeson Shareholder Communications has been engaged to solicit proxies on our behalf for a fee of $8,000 plus expenses.

PROPOSAL 1:

ELECTION OF DIRECTORS

In accordance with the provisions of our charter, directors are elected annually and serve until a successor is elected and qualified.

All of the nominees for director are presently directors. If a nominee becomes unavailable to serve as a director for any reason, the persons named as proxy holders on the enclosed proxy card will cast all the votes they are entitled to cast for the person, if any, who may be designated by the Board to replace that nominee. At this time, the Board has no reason to believe that any nominee will be unavailable to serve as a director if elected.

All of the nominees for director, other than Mr. Sugarman and Mr. August, are independent within the standards prescribed by the NYSE.

The following table sets forth the name, age and the position(s) with us (if any) currently held by each person nominated as a director:

Name	Age	Title
Jay Sugarman(1)	43	Chairman and Chief Executive Officer
Willis Andersen, Jr.(2)(3)	74	Lead Director
Glenn R. August	44	Director
Robert W. Holman, Jr.(1)(2)	62	Director
Robin Josephs(2)(4)	46	Director
John G. McDonald(3)(4)	68	Director
George R. Puskar(1)(3)	62	Director
Jeffrey A. Weber(4)	41	Director

(1)          Member of Investment Committee.

(2)          Member of Audit Committee.

(3)          Member of Nominating and Governance Committee.

(4)          Member of Compensation Committee.

Jay Sugarman is our Chairman of the Board and Chief Executive Officer. Mr. Sugarman has served as one of our (and our predecessor’s) directors since 1996 and Chief Executive Officer since 1997. Through a series of innovative investment strategies, Mr. Sugarman has built iStar Financial into one of the leading providers of custom-tailored financial solutions to high-end private and corporate owners of real estate, growing its total market capitalization from under $50 million to over $10 billion. Previously, Mr. Sugarman founded and was co-general partner of Starwood Mezzanine Investors, L.P., a private investment partnership specializing in structured real estate finance. Prior to forming Starwood Mezzanine, Mr. Sugarman managed diversified investment funds on behalf of the Burden family, a branch of the Vanderbilts, and the Ziff family. While in that position, he was jointly responsible for the formation of Starwood Capital Group L.P., a leading private real estate investment firm, and the formation of HBK Investments, one of the nation’s largest multi-strategy trading operations. Mr. Sugarman received his undergraduate degree summa cum laude from Princeton University, where he was nominated for valedictorian and received the Paul Volcker Award in Economics, and his M.B.A. with highest distinction from Harvard Business School, graduating as a Baker Scholar and recipient of the school’s academic prizes for both finance and marketing.

Willis Andersen, Jr. has served as one of our directors since November 1999. Previously, Mr. Andersen served as a director of TriNet Corporate Realty Trust, Inc. (“TriNet”), a company that we acquired in 1999, since June 1993. Mr. Andersen serves as our Lead Director, with duties that include presiding at all executive sessions of the independent directors and serving as principal liaison between the Chairman and the independent directors. Mr. Andersen is also chairman of our Audit Committee. He is a real estate and REIT industry consultant with over 35 years of experience as an advisor, financial consultant and principal in the real estate industry. Mr. Andersen currently specializes in advisory work for publicly-traded real estate companies. Mr. Andersen’s real estate career has involved work with Allied Properties Inc. of San Francisco; Bankoh Advisory Corp. of Honolulu; RAMPAC and ICM Property Investors, Inc., which were formerly NYSE-listed REITs, and Bedford Properties, Inc., a commercial property investment and development firm. He is an active member of the National Association of Real Estate Investment Trusts, and is a former governor and past president (1980-81) of this organization. He received his B.A. from the University of California at Berkeley.

Glenn R. August has served as one of our directors since May 2005. Mr. August is the President and Senior Partner of Oak Hill Advisors, L.P. and supervises all investment, trading and operational activities. Mr. August joined Oak Hill’s predecessor in 1987 as a co-founder of Acadia Partners. Since then, he has been responsible for more than $25 billion of investments in leveraged loans, high yield bonds and distressed securities. In addition, he co-founded all of the Oak Hill leveraged securities investment partnerships including Oak Hill Securities Fund I and II, Oak Hill Credit Partners I, II, III and IV, Oak Hill Credit Alpha Fund and Oak Hill Credit Opportunities Fund. Mr. August is also a Managing Partner of the advisor to Oak Hill Special Opportunities Fund, a $500 million investment partnership focused on investments in distressed companies. Mr. August previously worked in the mergers and acquisitions department at Morgan Stanley in New York and London. He earned an M.B.A. from Harvard Business School, where he was a Baker Scholar, and a B.S. from Cornell University. He currently serves on the Board of Directors of TeleCity Group plc, the 92nd St. Y and The Mount Sinai Children’s Center Foundation.

Robert W. Holman, Jr. has served as one of our directors since November 1999. Mr. Holman was the co-founder of TriNet and served as its chief executive officer, co-chairman and chairman of the board. He was chief executive officer and chairman of TriNet’s predecessor, Holman/Shidler Corporate Capital, Inc., for ten years. Mr. Holman co-founded and was a senior executive and director of Watkins Pacific Corporation, a multi-national conglomerate. Additionally, Mr. Holman has served as a senior executive, director, owner or board advisor for numerous companies in the United States, Great Britain, Australia and Mexico in the finance, real estate, internet commerce, construction, building materials and travel industries. Currently, he is the chairman of the board and lead director of Amerivest Properties, Inc. and serves as the chairman of their compensation committee and as a member of their investment committee. He holds a B.A. degree in international economics from the University of California at Berkeley, an M.A. degree with honors from Lancaster University in England, where he was a British Council Fellow, and did post-graduate work at Harvard University where he was awarded a Loeb Fellowship.

Robin Josephs has served as one of our (and our predecessor’s) directors since March 1998. Ms. Josephs is chairperson of our Compensation Committee. Ms. Josephs is the managing director of Ropasada, LLC, a private investment and consulting firm. Ms. Josephs was a senior executive with Goldman Sachs from 1986 to 1996 in various capacities. Prior to working at Goldman, Ms. Josephs served as an analyst for Booz Allen & Hamilton Inc. in New York from 1982 to 1984. She currently serves as a director of Plum Creek Timber Co., Inc. Ms. Josephs received a B.S. degree in economics from the Wharton School and a M.B.A. from Columbia University. Ms. Josephs is co-chair of the Reunion Committee at University of Pennsylvania and a trustee of the University of Chicago Cancer Research Foundation.

John G. McDonald has served as one of our directors since November 1999. Previously, Professor McDonald served as a director of TriNet since June 1993. Professor McDonald is chairman of our Nominating and Governance Committee. He is the Stanford Investors Professor of Finance in the Graduate School of Business at Stanford University, where he has taught since 1968. Professor McDonald has taught M.B.A. courses and executive programs in subject areas including investment management, private equity, venture capital and corporate finance. He currently serves as a director of Scholastic Corporation, Varian, Inc., Plum Creek Timber Co., Inc. and eight mutual funds managed by Capital Research and Management Company.

George R. Puskar has served as one of our directors since November 1999. Previously, Mr. Puskar served as a director of TriNet since January 1998. Mr. Puskar is chairman of our Investment Committee. From June 1997 until June 2000, Mr. Puskar served as chairman of the board of Lend Lease Real Estate Investments (formerly known as ERE Yarmouth), the U.S. real estate unit of Lend Lease Corporation, an international financial services and real estate company based in Sydney, Australia. From 1988 until June 1997, Mr. Puskar was chairman and chief executive officer of Equitable Real Estate Investment Management, Inc., where he was responsible for directing the business operations of a full service commercial real estate investment management company with approximately $30 billion in assets under management. Prior to its acquisition by Lend Lease Corporation in June 1997, Equitable Real Estate Investment Management, Inc. operated as a subsidiary of The Equitable Life Assurance Society of the United States. Mr. Puskar is a member of the Counselors of Real Estate. Mr. Puskar currently serves as the chairman of Solutions Manufacturing, Inc., a manufacturer of electronic components based in Rockledge, Florida, and serves as a director of New Plan Excel Realty Trust, Inc. Mr. Puskar has previously served as a member of the board of directors of Carr Real Estate Investment Trust, a NYSE-listed REIT, from 1993 to 1997, and on an advisory board at Georgia State University. Mr. Puskar has also served on the boards of the Urban Land Institute, the International Council of Shopping Centers, the National Council of Real Estate Fiduciaries and the National Realty Committee, and as chairman of a campaign to endow a real estate chair at Clark Atlanta University/Morehouse College. Mr. Puskar received a B.A. degree from Duquesne University.

Jeffrey A. Weber has served as a director of iStar Financial since June 2003. Mr. Weber is the president of York Capital Management, a multi-billion dollar event-driven investment management firm organized in 1991 with offices in New York, London and Singapore. Mr. Weber is a director of the York Enhanced Strategies Fund, LLC, a $650 million RIC and market value CDO. Mr. Weber is a director of the Burden Center for the Aging, Inc. and serves on the Advisory Board of the Department of Medicine of Mount Sinai Medical Center. Prior to his current position, Mr. Weber was the president and chief executive officer of William A.M. Burden & Co., L.P. where his tenure spanned twelve years. Mr. Weber also worked at Chemical Venture Partners, the venture capital and leveraged buyout arm of Chemical Bank, and in the corporate finance department of Drexel Burnham Lambert Incorporated. Mr. Weber holds a B.A. degree from Williams College and an M.B.A. from Harvard Business School.

Recommendation Regarding the Election of Directors

The Board recommends that you vote FOR the eight named nominees to be elected as our directors.

PROPOSAL 2:

AMENDMENT OF OUR CHARTER TO MODIFY THE PURPOSE

PROVISIONS OF ARTICLE III AND RELATED MODIFICATIONS

We are submitting to our shareholders for their approval a proposal to amend our charter in order to eliminate certain potential limitations contained in Article III(b) of our charter on the types of investments we may make and to make certain other modifications. Our charter currently contains both a general description of our purpose and a more limited description of our primary purpose. The general purpose clause, which is contained in Article III(a) of our charter, provides that we may engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a REIT) for which corporations may be organized under the General Corporation Laws of the State of Maryland. Article III(b) of our charter further provides as follows:

“(b) The primary purposes of the Corporation include to acquire a diversified portfolio of debt and/or debt like interests in real estate and/or real estate related assets, including (i) originating mortgage loans and/or acquiring mortgage loans or acquiring securities collateralized, in whole or in part, by such mortgage loans, as well as making equity investments in real estate and real estate-related assets, (ii) acquiring direct or indirect interests in short term, medium and long-term real estate-related debt securities and mortgage interests, which may include warrants, equity participations or similar rights incidental to a debt investment by the Corporation, (iii) making, holding and disposing of purchase money loans with respect to assets sold by the Corporation, and (iv) acquiring positions in non-performing and sub-performing debt for the purpose of either restructuring it as performing debt or if such efforts are unsuccessful, of obtaining shortly thereafter primary management rights over or equity interests in the underlying assets securing such debt (the “Diversified Portfolio”). Such investments may incorporate a variety of real property equity and financing techniques, including, without limitation, partnerships, joint ventures, purchase and leasebacks, land purchase-leases, net lease financings, purchase and installment salebacks, and Mortgages. The Corporation’s authority with respect to the Diversified Portfolio includes the power to acquire, hold, own, develop, redevelop, construct, improve, maintain, operate, manage, sell, lease, rent, transfer, encumber, mortgage, convey, exchange and otherwise dispose of all or part of the

Diversified Portfolio and the Diversified Portfolio may be held by the Corporation directly or indirectly.”

We propose amending our charter to repeal this subsection (b) and retain only the general purpose clause in subsection (a). While the language of subsection (b) encompasses the types of instruments on which we have primarily focused and expect to continue to focus in the foreseeable future, we believe that it is more customary for publicly-traded companies in our industry to have a general purpose clause without further definition of the company’s primary purpose. As a finance company that seeks to provide custom-tailored financing solutions to its customers, we wish to be able to continue to develop and explore a variety of investment opportunities, without concern for whether the investments fall squarely within the types of investments specifically described in Article III(b). The limitations of Article III(b) were originally put in place at the inception of our predecessor company at the request of the controlling shareholders of the predecessor. These controlling shareholders, who no longer hold any investment in our company, were two opportunity funds that were formed to invest solely in the types of investments described in Article III(b). As a large, publicly-traded company involved in an increasingly dynamic industry, it is appropriate for our charter to permit us to make investments that we believe will meet our business objectives, without restriction on the particular form of the investments.

Consistent with the proposed amendment eliminating Article III(b), we also propose amending Article VIII, which describes our investment policy, to repeal the first paragraph of subsection (a). The first paragraph of Article VIII(a) of our charter provides as follows:

“(a) While the Directors are authorized, pursuant to Article VI, to invest the Corporation Assets in a wide variety of investments, it is the present intention of the Corporation that it shall be a principal investment objective and policy of the Corporation to invest the Corporation Assets in the Diversified Portfolio.”

Upon the elimination of Article III(b), as proposed, the reference in Article VIII(a) to the Diversified Portfolio will no longer be necessary or relevant. For the reasons described above, we believe it is appropriate to repeal this paragraph to eliminate ambiguity and potential restrictions on our investment activities.

Lastly, we propose amending our charter to repeal two other provisions that are no longer applicable:

•       Article III(c) prohibits certain activities unless the provisions of certain non-competition agreements involving Starwood Capital Group, L.P. are amended, terminated or waived. Starwood Capital Group, L.P. was formerly affiliated with controlling shareholders of our predecessor company, which no longer hold any investment in the company. Starwood Capital Group, L.P. has not had any involvement with our company for several years and these non-competition agreements are no longer in effect. Accordingly, it is no longer necessary or appropriate for our charter to contain any reference to these agreements. Article III(c) provides as follows:

“(c) Without the amendment, termination or waiver of provisions of certain non-competition agreements between Starwood Capital Group, L.P. and Starwood Hotels & Resorts, Inc., a publicly traded hotel corporation and Starwood Hotels & Resorts Worldwide, Inc., the Corporation is prohibited from:  (i) making investments in loans collateralized by hotel assets where it is anticipated that the underlying equity will be acquired by the debt holder within one (1) year from the acquisition of such debt, (ii) acquiring equity interests in hotels (other than acquisitions of warrants, equity participations or similar rights incidental to a debt investment by the Corporation or that are acquired as a result of the exercise of remedies in respect of a loan in which the Corporation has an interest) or (iii) selling or contributing to or acquiring any interests in Starwood Hotels & Resorts, Inc., including debt positions or equity interests obtained by the Corporation under, pursuant to or by reason of the holding of debt positions.”

•       Article VI(g) of our charter requires that a stated minimum number of our directors must not be affiliated with Starwood Capital Group, L.P. Since Starwood Capital Group, L.P. has not had any involvement with our company for several years, this provision is also no longer necessary or appropriate. Article VI(g) provides as follows:

“(g) A minimum of the greater of (i) 33-1/3% of the total number of Directors or (ii) three (3) members of the Board and the Executive Committee (as established in the Bylaws) of the Board shall be Persons who are not Affiliates of Starwood Capital Group, L.L.C.; provided, however, that if at any time the number of Directors or members of the Executive Committee who are not Affiliates of such Person becomes less than the minimum number set forth above, whether because of the death, resignation, removal, or change in affiliation of one or more Directors or members of the Executive Committee or otherwise, then such requirement shall not be applicable for a period of ninety (90) days after such event occurs, during which period the continuing Directors or Director then in office shall appoint, pursuant to paragraph (b) of Article VI, a sufficient number of other individuals as Directors or as members of the Executive Committee so that again a minimum of the greater of (i) 33-1/3% of the total number of Directors or (ii) three (3) members of the Board and the Executive Committee then in office are not Affiliates of such Person.  The Directors shall at all times endeavor to comply with the requirement of this paragraph (i) of Article VI as to independence, but failure so to comply with such requirement shall not affect the validity or effectiveness of any action of the Directors or of the Executive Committee.”

The proposed amendments would not affect our REIT status, nor would they change our focus away from being the leading publicly traded finance company focused primarily on the commercial real estate industry. We intend to continue to primarily provide custom tailored financing to high end private and corporate owners of real estate, including senior and mezzanine real estate debt, senior and mezzanine corporate capital, and corporate net lease financing. However, we believe that modifying our charter as proposed will provide us with additional flexibility to adapt our products and investments to meet the needs of our customers, ultimately for the benefit of our shareholders.

The proposed amendments, if approved by shareholders, will become effective on the date the amendments are filed with the Maryland Department of Assessments and Taxation. It is anticipated that the appropriate filing to effect the amendments will be made as soon after the Annual Meeting as practicable.

Recommendation Regarding Amendment of Our Charter

The Board of Directors has approved and recommends that shareholders vote FOR the proposal to amend our charter.

PROPOSAL 3:

APPROVAL OF iSTAR FINANCIAL INC.

2006 LONG-TERM INCENTIVE PLAN

The Board of Directors believes that the adoption and approval of a new long-term stock incentive plan will facilitate our continued use of long-term equity-based incentives and rewards for the foreseeable future and is in our best interests. We expect equity-based incentives to continue to comprise an important part of the compensation packages needed to provide long-term incentives and rewards to those individuals responsible for our success and to attract qualified executives, key employees, directors and consultants to our company. Our current Long-Term Incentive Plan (“the 1996 Plan”) was originally adopted in 1996 and is scheduled to expire in March 2008. As of March 31, 2006, a total of approximately 563,000 shares remain available for awards under the current plan.

Accordingly, the Board of Directors has approved, subject to the approval of our shareholders, the iStar Financial Inc. 2006 Long-Term Incentive Plan (the “Plan”). Shareholder approval of the Plan will help ensure that we will have a sufficient number of long-term equity-based incentives and rewards to issue in the future to our employees and other eligible participants. In addition, shareholders are being asked to approve the Plan to ensure, for federal tax purposes, the deductibility of compensation recognized by certain participants in the Plan which may otherwise be limited by Section 162(m) of the Internal Revenue Code (the “Code”).  Section 162(m) of the Code, under certain circumstances, causes compensation in excess of $1 million to an employee in a year not to be deductible to the employer.

Summary of the Plan

The material features of the Plan are summarized below. This summary of the plan provisions is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached to this proxy statement as Exhibit A. To the extent that there is a conflict between this summary and the Plan, the Plan shall govern. Capitalized terms used but not defined herein shall have their meanings as defined in the Plan.

Purpose

The purpose of the Plan is to provide equity-based incentives as a means of attracting and retaining qualified key employees, directors, officers, advisors, consultants and other personnel and encouraging them to increase their efforts to make our business more successful whether directly or through our subsidiaries or other affiliates. Awards under the Plan may be in the form of options, restricted stock, phantom shares, dividend equivalent rights or other forms of equity-based compensation. We will consider awards pursuant to the Plan in light of our overall compensation philosophy and competitive conditions in the marketplace.

Duration

Awards may be granted under the Plan until the 10th anniversary of the date on which it is approved by our shareholders. However, the Plan may be terminated at any time prior to that date by the Board. No awards have been made under the Plan prior to its approval by our shareholders.

Administration

The Plan will be administered by the Compensation Committee of our Board. If no committee exists, the functions of the Compensation Committee will be exercised by the Board. Nevertheless, any grants to members of the Compensation Committee will be made and administered by the Board rather than the Compensation Committee.

The Compensation Committee has the full authority to administer and interpret the Plan, to authorize the granting of awards, to determine the eligibility of a person to receive an award, and to determine the number of shares of Common Stock to be covered by each award (subject to the individual participant limitations provided in the Plan). The award agreement will contain other terms, provisions and conditions not inconsistent with the Plan, as determined by the compensation committee. The Compensation Committee may (subject to such considerations as may arise under Section 16 of the Exchange Act, or under other corporate, securities or tax laws) take any steps it deems appropriate, that are not inconsistent with the purposes and intent of the Plan, to establish performance-based criteria applicable to awards otherwise permitted to be granted under the Plan, and to attempt to procure shareholder approval with respect thereto, to take into account the provisions of Section 162(m) of the Code.

The Compensation Committee, in its discretion, may delegate to our chief executive officer all or part of the Compensation Committee’s authority and duties with respect to awards; however, the Compensation Committee may not delegate its authority and duties with respect to awards that have been, or will be, granted to our chief executive officer. Any such delegation by the Compensation Committee may, in the sole discretion of the Compensation Committee, include a limitation as to the amount of awards that may be awarded during the period of the delegation and may contain guidelines as to the determination of the option exercise price, or price of other awards and the vesting criteria. The Compensation Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Compensation Committee’s delegate that were consistent with the terms of the Plan.

Eligibility and Types of Awards

Persons who are eligible to be granted awards under the Plan are key employees, directors, officers, advisors, consultants or other personnel of our company and our subsidiaries or other persons expected to provide significant services (of a type expressly approved by the Compensation Committee as covered services for these purposes) to us or our subsidiaries, joint venture affiliates or other entities designated in the discretion of the Compensation Committee, or employees of the foregoing. The Compensation Committee generally determines eligibility for awards under the Plan.

Available Shares

Subject to adjustment upon certain corporate transactions or events, a maximum of 4,750,000 shares of Common Stock may be subject to stock options, shares of restricted stock, phantom shares, dividend equivalent rights and other equity-based awards under  the Plan (including shares that would have been otherwise issuable under the 1996 Plan) at the time of the award. In addition, subject to adjustment upon certain corporate transactions or events, a maximum of 1,000,000 shares of Common Stock may underlie awards of incentive stock options. The maximum number of shares of Common Stock that may underlie awards, other than options, in any one year to any person, may not exceed 1,000,000. In addition, subject to adjustment upon certain corporate transactions or events, a participant may not receive options for more than 1,000,000 shares of our Common Stock in one year. In the event an option or other award granted under the Plan is forfeited or canceled, is settled in cash, including the settlement of tax withholding obligations using shares of Common Stock, or otherwise expires or terminates, or if shares of Common Stock are delivered in full or partial payment of the exercise price in connection with an option, the shares subject to any portion of such award will again become available for the issuance of additional awards.

Stock Options

Other than as specifically set forth under the terms of the Plan, the Compensation Committee shall determine the terms of specific options, including whether options shall constitute incentive stock options. The award agreement evidencing an award of options will specify the extent to which, and period during which, an option may be exercised after termination of employment. Generally, an option cannot be exercised after a termination of employment (or other service) to the extent it was not exercisable at the time of termination. The exercise price of an option shall be determined by the Compensation Committee and reflected in the applicable award agreement, but unless otherwise determined by the Compensation Committee, in no event shall the exercise price be less than 100% of the fair market value of a share of Common Stock on the date of grant. The exercise price with respect to incentive stock options may not be lower than 100%, or 110% in the case of an incentive stock option granted to a 10% shareholder, of the fair market value of our Common Stock on the date of grant. The aggregate fair market value (determined as of the date the option is granted) of the shares for which any option holder may be awarded incentive stock options that become exercisable for the first time during any calendar year (under the Plan or any other stock option plan required to be taken into account under Section 422(d) of the Code) may not exceed $100,000. Each option will be exercisable for the period or periods specified in the award agreement, which will generally not exceed 10 years from the date of grant (or five years in the case of an incentive stock option granted to a 10% shareholder). The Compensation Committee shall determine the time or times at which an option may be exercised in whole or in part, and the method or methods by which, and the form or forms in which, payment of the option price with respect thereto may be made or deemed to have been made (including, without limitation, by cash, loans or third-party sale programs, or by the tender of previously-owned shares). Each option granted under the Plan will generally not be transferable except by will or the laws of descent and distribution; provided, however, that the Compensation Committee may permit other transfers. The Compensation Committee may establish a program under which participants will have phantom shares credited upon their exercise of options, rather than receiving shares at that time.

Restricted Stock

Restricted stock is an award of Common Stock that is subject to restrictions (including, without limitation, any limitations on transferability, or the right to vote a share of restricted stock) as the Compensation Committee shall determine. Unless otherwise provided in the applicable award agreement, dividends paid on shares of restricted stock while the shares are unvested will, unless otherwise provided by the Compensation Committee, be held by us until the period of forfeiture lapses, and paid to the grantee as soon as practicable after such period lapses. Restrictions on the shares will lapse in accordance with the terms of the applicable award agreement, as determined by the Compensation Committee. Unless otherwise provided in the applicable award agreement, upon a termination of employment or other service for cause or by the grantee for any reason other than death or disability, all shares of restricted stock still subject to restrictions shall be forfeited to us and we will pay an amount equal to the lesser of the amount paid by the grantee for such shares and the fair market value on the date of forfeiture. It is generally expected that, upon a termination of employment or other service on account of his or her death, disability or retirement, or if the grantee has a termination of service by us for any reason other than cause, during the applicable period of forfeiture, then restrictions under the Plan will immediately lapse on all restricted stock granted to the applicable grantee.

Subject to the other terms of the Plan, the Compensation Committee may provide a specified purchase price for the restricted stock, determine the restrictions applicable to restricted stock and determine or impose other conditions to the grant of restricted stock under the Plan as it may deem appropriate.

Phantom Shares

A phantom share represents a right to receive the fair market value of a share of our Common Stock, or, if provided by the Compensation Committee, the right to receive the fair market value of a share of our Common Stock in excess of a base value established by the Compensation Committee at the time of grant. The Compensation Committee may provide in an award agreement that any particular phantom share shall expire at the end of a specified term. Phantom shares will vest as provided in the applicable award agreement. Unless otherwise determined by the Compensation Committee at the time of the grant, phantom shares will be settled by a transfer of shares of Common Stock. Phantom shares will be settled with a single-sum distribution; however, the Compensation Committee may, in its discretion and under certain circumstances, permit a participant to receive as settlement of the phantom shares installments over a period not to exceed 10 years. Unless otherwise provided in the applicable award agreement, the settlement date with respect to a phantom share is the first day of the month to follow the date on which the phantom share vests; provided that a grantee may elect, in accordance with procedures to be established by the Compensation Committee, that such settlement date will follow the grantee’s termination of service, or such other time as may be permitted by the Compensation Committee.

Dividend Equivalents

A dividend equivalent is a right to receive (or have credited) the equivalent value (in cash or shares of Common Stock) of dividends declared on shares of Common Stock otherwise subject to an award. The Compensation Committee may provide that amounts payable with respect to dividend equivalents shall be converted into cash or additional shares of our Common Stock. The Compensation Committee will establish all other limitations and conditions of awards of dividend equivalents.

Other Equity-Based Awards

The Plan authorizes the granting of other awards based upon the Common Stock (including the grant of securities convertible into our Common Stock and stock appreciation rights), and subject to terms and conditions established by the Board.

Performance Goals

As mentioned above, the Compensation Committee may, in its discretion, in the case of awards intended to qualify for an exception from the limitation imposed by Section 162(m) of the Code, establish one or more performance goals as a precondition to the issuance or vesting of awards, and provide, in connection with the establishment of the performance goals, for predetermined awards to those participants with respect to whom the applicable performance goals are satisfied.  The performance goals shall be based upon one or more of the following criteria:  pre-tax income, after tax income, net income, operating income, cash flow, earnings per share, return on equity, return on invested capital or assets, cash and/or funds available for distribution, appreciation in the fair market value of the common stock, return on investment, shareholder return, net earnings growth, stock appreciation, related return ratios, increase in revenues, net earnings, changes in the per share or aggregate market price of our common stock, number of securities sold, earnings before any one or more of the following: interest, taxes, depreciation or amortization for the applicable period, as reflected in our financial reports for the applicable period, total revenue growth, our published ranking against its peer group of real estate investment trusts based on total shareholder return, and funds from operations.

Special Rules Upon Reorganizations, Changes in Control, Etc.

If we are involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of substantially all of our assets or stock or a transaction similar thereto, or upon certain changes in our capital structure and other similar events, the Compensation Committee may make related adjustments in its discretion to outstanding awards and various Plan provisions (including, without limitation, to the number and kind of shares available under the Plan).

Without limiting the foregoing, upon a change in control (as defined in the Plan), the Compensation Committee may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the change in control, but only if the Compensation Committee determines that the adjustments do not have an adverse economic impact on the participants (as determined at the time of the adjustments).

Amendment and Termination

The Board may amend the Plan as it deems advisable, except that it may not amend the Plan in any way that would adversely affect a participant with respect to an award previously granted unless the amendment is required in order to comply with applicable laws. In addition, the Board may not amend the Plan if the amendment would cause the Plan to fail to comply with any requirement of applicable law or regulation, unless and until such amendment is approved by our shareholders.

Prohibition on Re-Pricing

The Plan provides that no option or stock appreciation right issued under the Plan may be amended to reduce the exercise price of the option or stock appreciation right below the exercise price of such option or stock appreciation right on the date of grant.  In addition, no option or stock appreciation right may be granted in exchange for, or in connection with, the cancellation or surrender of an option, stock appreciation right or other award having a lower exercise price.

Prohibition on Loans to Executives

The Plan prohibits the extension of any loans by us to any officer in respect of the exercise of options or with respect to any other award granted under the Plan.

Certain U.S. Federal Income Tax Consequences

Non-Qualified Stock Options

No income will be recognized by an option holder at the time a non-qualified stock option is granted. Ordinary income will generally be recognized by an option holder, however, at the time a non-qualified stock option is exercised in an amount equal to the excess of the fair market value of the underlying Common Stock on the exercise date over the exercise price. We will generally be entitled to a deduction for federal income tax purposes in the same amount as the amount included in ordinary income by the option holder with respect to his or her non-qualified stock option. Gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of a non-qualified stock option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares, and will generally be long-term or short-term capital gain depending on the holding period involved. The tax basis of the shares acquired upon the exercise of any non-qualified stock option will be equal to the sum of the exercise price of the non-qualified stock option and the amount included in income with respect to the option. Notwithstanding the foregoing, in the event that exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules may apply.

Incentive Stock Options

In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to an option holder or a deduction for us. To receive special tax treatment as an incentive stock option under the Code as to shares acquired upon exercise of an incentive stock option, an option holder must neither dispose of the shares within two years after the incentive stock option is granted nor within one year after the transfer of the shares to the option holder pursuant to exercise of the option. In addition, the option holder must be an employee of us or a qualified subsidiary at all times between the date of grant and the date three months (one year in the case of disability) before exercise of the option. (Special rules apply in the case of the death of the option holder.) Incentive stock option treatment under the Code generally allows the sale of shares of our Common Stock received upon the exercise of an incentive stock option to result in any gain being treated as a capital gain to the option holder, but we will not be entitled to a tax deduction. The exercise of an incentive stock option (if the holding period rules described in this paragraph are satisfied), however, will give rise to income includable by the option holder in his or her alternative minimum taxable income for purposes of the alternative minimum tax in an amount equal to the excess of the fair market value of the stock acquired on the date of the exercise of the option over the exercise price.

If the holding period rules noted above are not satisfied, gain recognized on the disposition of the shares acquired upon the exercise of an incentive stock option will be characterized as ordinary income. This gain will be equal to the difference between the exercise price and the fair market value of the shares at the time of exercise. (Special rules may apply to disqualifying dispositions where the amount realized is less than the value at exercise.) We will generally be entitled to a deduction equal to the amount of such gain included by an option holder as ordinary income. Any excess of the amount realized upon such disposition over the fair market value at exercise will generally be long-term or short-term capital gain depending on the holding period involved. Notwithstanding the foregoing, if exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules may apply.

Restricted Stock

Unless a holder of restricted stock makes an “83(b) election” (as discussed below), there generally will be no tax consequences as a result of the grant of restricted stock until the restricted stock is no longer subject to a substantial risk of forfeiture or is transferable (free of the risk). Dividends paid on unvested shares, if retained by the grantee, will generally be treated as compensation income for U.S. federal income tax purposes (unless an 83(b) election has been made, as discussed below). Generally, when the restrictions are lifted, the holder will recognize ordinary income, and we will be entitled to a deduction, equal to the difference between the fair market value of the stock at that time and the amount, if any, paid by the holder for the restricted stock. Subsequently realized changes in the value of the stock generally will be treated as long-term or short-term capital gain or loss, depending on the length of time the shares are held prior to disposition of the shares. In general terms, if a holder makes an 83(b) election (under Section 83(b) of the Code) upon the award of restricted stock, the holder will recognize ordinary income on the date of the award of restricted stock, and we will be entitled to a deduction, equal to (i) the fair market value of the restricted stock as though the stock were (A) not subject to a substantial risk of forfeiture or (B) transferable, minus (ii) the amount, if any, paid for the restricted stock. If an 83(b) election is made, there will generally be no tax consequences to the holder upon the lifting of restrictions, and all subsequent appreciation in the restricted stock generally would be eligible for capital gains treatment. In the event of a forfeiture after an 83(b) election is made, no deduction or loss will be available, other than with respect to amounts actually paid for the stock.

Phantom Shares

It is generally expected that any phantom shares would be designed with the intention that there will be no tax consequences as a result of the granting of a phantom share until payment is made with respect to the phantom share. When payment is made, the participant generally would recognize ordinary income, and we would generally be entitled to a deduction, equal to the fair market value of the Common Stock and cash, as applicable, received upon payment.

Dividend Equivalents

There generally will be no tax consequences as a result of the award of a dividend equivalent. When payment is made, the holder of the dividend equivalent generally will recognize ordinary income, and we will be entitled to a deduction, equal to the amount received in respect of the dividend equivalent.

Recommendation Regarding Approval of iStar Financial Inc. 2006 Long-Term Incentive Plan

The Board of Directors has approved and recommends that shareholders vote FOR approval of the iStar Financial Inc. 2006 Long-Term Incentive Plan.

PROPOSAL 4:

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board has appointed PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2006, subject to ratification by our shareholders. We expect a representative of PricewaterhouseCoopers LLP to attend the Annual Meeting to make a statement, if he or she desires, and to respond to appropriate questions.

Recommendation Regarding Ratification of the Appointment of PricewaterhouseCoopers LLP

The Board recommends that you vote FOR the ratification of this appointment.

OTHER INFORMATION

Information Regarding the Board of Directors and Its Committees

How often did the Board meet during 2005?

During the fiscal year ended December 31, 2005, the Board held 10 meetings. All directors are expected to attend a majority of the Board meetings. All directors attended at least 75% of all of the Board meetings and applicable committee meetings. In addition, all of the directors who were elected at the 2005 annual meeting were present in person at that annual meeting.

What Committees has the Board Established?

Our Board has standing Audit, Compensation, Nominating and Governance and Investment Committees.

How does the Company Determine Director Independence?

Our Board has determined that a majority of our directors are independent. In determining director independence, the Board considers all relevant facts and circumstances and the NYSE listing standards. Under the NYSE listing standards, no director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with our company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. The Board has determined that the following directors qualify as independent: Willis Andersen, Jr., Robert W. Holman, Jr., John G. McDonald, George R. Puskar, Jeffrey A. Weber and Robin Josephs.

The Audit Committee

The Audit Committee is responsible for, among other things, retaining or dismissing our independent auditors, reviewing with the auditors the plan and scope of the audit and audit fees, monitoring the adequacy of reporting and internal controls and meeting periodically with management and our independent auditors.

The members of the Audit Committee are Willis Andersen, Jr. (Chairman), Robert W. Holman, Jr. and Robin Josephs. Each of the current members of the Audit Committee is independent, as defined by the Audit Committee’s charter and the NYSE listing standards. Each of the current members of the Audit Committee qualifies as an “audit committee financial expert” as defined by the SEC. The Audit Committee operates under a written charter that was originally adopted in 2001 and was amended in 2003. A copy of the charter is attached to this proxy statement as Exhibit B and may be found on our website at www.istarfinancial.com. The Audit Committee met nine times during 2005.

The Compensation Committee

The members of the Compensation Committee are Robin Josephs (Chairperson), John G. McDonald and Jeffrey A. Weber. Each of the current members of the Compensation Committee is independent as defined by the Compensation Committee’s charter and the NYSE listing standards. The functions of the Compensation Committee are described under the Report of the Compensation Committee contained elsewhere in this proxy statement. The Compensation Committee operates under a written charter that was originally adopted by the Board in 2001 and was amended in 2003. A copy of the charter may be found on our website at www.istarfinancial.com. The Compensation Committee met 11 times during 2005.

The Nominating and Governance Committee

The Nominating and Governance Committee is responsible for, among other things, considering and recommending actions relating to corporate governance matters. In addition, the Committee considers and recommends to the Board individuals to serve as our directors and executive officers. In making such recommendations, the Nominating and Governance Committee considers such factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with businesses and other organizations comparable to our company, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees. The Committee may solicit and consider suggestions of the directors or management regarding possible nominees, may consider nominees suggested by shareholders and generally shall guide the process of recruiting new directors. The Nominating and Governance Committee may employ professional search firms or consultants (for which it pays a fee) to assist it in identifying potential members of the Board with the desired skills and disciplines. Candidates proposed by shareholders will be considered using the same criteria and in the same manner as all other candidates are considered. Nominations made by shareholders should be made in accordance with the procedures set forth in this proxy statement under “Corporate Governance Matters—Shareholder Nominations for Directors.”

The members of the Nominating and Governance Committee are John G. McDonald (Chairman), Willis Andersen, Jr. and George R. Puskar. Each of the current members of the Nominating and Governance Committee is independent as defined by the applicable NYSE listing standards. The Nominating and Governance Committee operates under a written charter that was originally adopted by the Board in 2000 and was amended in 2002. A copy of the charter may be found on our website at www.istarfinancial.com. The Nominating and Governance Committee met three times during 2005.

The Investment Committee

The Board has delegated to the Investment Committee the authority to authorize certain of our investment transactions. Investment transactions up to $10 million are subject to the approval of the Chairman and Chief Executive Officer and investment transactions greater than $10 million but less than or equal to $75 million are subject to the approval of an internal senior management investments committee. The Investment Committee of the Board is authorized to approve our investment transactions involving commitments greater than $75 million but less than or equal to $150 million. Transactions of more than $150 million, and strategic investments such as a corporate merger or acquisition of another business entity (other than a corporate net lease financing) or any other material transaction in an amount greater than $75 million involving our entry into a new line of business, must be approved by our Board of Directors.

The members of the Investment Committee are George R. Puskar (Chairman), Robert W. Holman, Jr. and Jay Sugarman. The Investment Committee met eight times during 2005.

Are there any special arrangements under which members of our Board serve as Directors?

No arrangement or understanding exists between any director and any other person or persons pursuant to which any director was, or is, to be selected as a director or nominee.

Executive Officers and Other Officers

Who Are Our Key Officers?

Information for Jay Sugarman is contained above under the heading “PROPOSAL 1: ELECTION OF DIRECTORS.” Information with regard to some of our other key officers is set forth below. All of our officers serve at the pleasure of the Board and are customarily appointed as officers at the annual organizational meeting of the Board held following each annual meeting of shareholders.

Jay S. Nydick has served as our President since November 2004. Mr. Nydick has primary responsibility for identifying, evaluating and executing strategic expansion opportunities for the Company. Previously, Mr. Nydick spent 14 years at Goldman, Sachs & Co. He most recently served as a managing director based in Hong Kong heading the Corporate Finance Group for non-Japan Asia, and as a member of the Products and Financial Sponsors Group based in New York. Prior to his assignment in Asia, Mr. Nydick was in Goldman’s Real Estate Investment Banking Group, co-headed the firm’s Lodging and Gaming Business and spent time in the Debt Capital Markets and Derivatives Group. During his career, he has been involved in a broad range of transactions including mergers, acquisitions, debt and equity financings, leveraged buyout transactions and the development of innovative products across many different markets in the world. Mr. Nydick holds a bachelors degree from Cornell University where he graduated as a Presidential Scholar and an M.B.A. from Columbia University.

Timothy J. O’Connor has served as our (and our predecessor’s) Chief Operating Officer since March 1998 and Executive Vice President since March 2000. Mr. O’Connor is responsible for developing and managing our company’s risk management and due diligence operations, participating in the evaluation and approval of new investments and coordinating our information systems. Previously, Mr. O’Connor was a vice president of Morgan Stanley & Co. responsible for the performance of more than $2 billion of assets acquired by the Morgan Stanley Real Estate Funds. Prior to joining Morgan Stanley, Mr. O’Connor was a vice president of Greystone Realty Corporation involved in the firm’s acquisition and asset management operations. Previously, Mr. O’Connor was employed by Exxon Co. USA in its real estate and engineering group. Mr. O’Connor is a former vice president of the New York City/Fairfield County chapter of the National Association of Industrial and Office Parks. Mr. O’Connor received a B.S. degree from the United States Military Academy at West Point and an M.B.A. from the Wharton School.

Catherine D. Rice has served as our Chief Financial Officer since November 2002. Ms. Rice is responsible for managing all of our capital-raising initiatives, financial reporting and investor relations activities, as well as overseeing all other finance, treasury and accounting functions. Prior to joining our company, Ms. Rice served as managing director in both the financial sponsors group and the real estate investment banking group of Banc of America Securities. Prior to Banc of America Securities, Ms. Rice was a managing director at Lehman Brothers, where she was responsible for the firm’s West Coast real estate investment banking effort. She spent the first ten years of her career at Merrill Lynch in its real estate investment banking group. Ms. Rice has over 17 years of experience in the public and private capital markets, and has been involved in over $15 billion of capital-raising and financial advisory transactions, including public and private debt and equity offerings, mortgage financings, merger and acquisition assignments, leveraged buyouts, asset dispositions, debt restructurings and rating advisory assignments. Ms. Rice received a B.A. degree from the University of Colorado and an M.B.A from Columbia University.

Nina B. Matis has served as our (and our predecessor’s) General Counsel since 1996 and Executive Vice President since November 1999. Ms. Matis is responsible for legal, tax, structuring and regulatory aspects of our operations and investment and financing transactions. Ms. Matis is a partner, and a member of the executive committee, of the law firm of Katten Muchin Rosenman LLP, one of our principal outside law firms. From 1984 through 1987, Ms. Matis was an adjunct professor at Northwestern University School of Law where she taught real estate transactions. Ms. Matis is a director of New Plan Excel Realty Trust, Inc. and a member of the American College of Real Estate Lawyers, Ely Chapter of Lambda Alpha International, the Chicago Finance Exchange, the Urban Land Institute, REFF, the Chicago Real Estate Executive Women, The Chicago Network and The Economic Club of Chicago, and she is listed in both The Best Lawyers of America and Sterling’s Who’s Who. Ms. Matis received a B.A. degree, with honors, from Smith College and a J.D. degree from New York University School of Law.

Daniel S. Abrams has served as an Executive Vice President of our company since November 2001 and is the Head of Originations for our Investments group. Previously, Mr. Abrams was a founding principal of Citadel Realty Group, LLC, a New York based boutique investment bank specializing in advisory work and debt and equity placements for all forms of commercial real estate properties and companies in North America and Europe. Prior to forming Citadel, Mr. Abrams was a managing director at Donaldson, Lufkin and Jenrette, where he was responsible for the hospitality and leisure practice, focusing on debt originations, equity offerings and advisory assignments to public and private companies in that area. Before DLJ, Mr. Abrams was a managing director and the head of the Hospitality Finance Group of Nomura Capital. While at Nomura Capital, Mr. Abrams led the financing of over $6.5 billion in the hospitality sector and over $600 million in the office, multifamily and retail sectors. Before joining Nomura Capital in 1993, Mr. Abrams had been a partner at Rosenman & Colin, a major New York City law firm. He received an LL.M. in Taxation from the New York University School of Law; a JD from the National Law Center of the George Washington University, where he was editor-in-chief of the Law Review; and a B.S. in Economics from the Wharton School. He has served as a member of the American Hotel & Lodging Association’s Industry Real Estate Finance Advisory Council (IREFAC) and the ULI’s Hotel Development Council.

Roger M. Cozzi has served as an Executive Vice President of our company since January 2002 and is our Chief Investment Officer. From 2002 through 2005, he also served as co-head of our internal senior management investment committee. Prior to that, he served as Senior Vice President in our (and our predecessor’s) Investments group since 1998. Mr. Cozzi is responsible for the origination of structured financing transactions, including first mortgage, mezzanine and corporate finance investments. From 1995 to 1998, Mr. Cozzi was an investment officer of Starwood Mezzanine Investors, L.P. and Starwood Opportunity Fund IV, two private investment funds that specialized in structured real estate finance and opportunistic equity investments. Prior to joining Starwood, Mr. Cozzi spent three years at Goldman,

Sachs & Co. While at Goldman Sachs, he spent two years in the real estate department, where he focused on securitizing and selling investment grade and non-investment grade securities backed by pools of commercial mortgages, evaluating performing commercial mortgage loans for potential principal investment by the Whitehall funds and consulting large corporate tenants on lease alternatives. After two years in real estate, Mr. Cozzi transferred into the investment management industry group, where he worked on several merger transactions, created a conduit to lend directly to mutual funds, and helped create a vehicle to securitize 12b-1 financing fees. Mr. Cozzi graduated magna cum laude from the Wharton School with a B.S. degree in Economics (with concentrations in Finance and Entrepreneurial Management).

Jeffrey R. Digel has served as an Executive Vice President of iStar Financial since March 2000. From 2002 through 2005, he also served as co-head of our internal senior management investment committee. Prior to 2000, he was Senior Vice President in our Investments group since May 1998. Mr. Digel is responsible for the origination of new structured financing and strategic portfolio investment transactions. Previously, Mr. Digel was a vice president-mortgage finance at Aetna Life Insurance Company responsible for commercial mortgage securitizations, management of Aetna’s mortgage correspondent network, management of a $750 million real estate equity portfolio for Aetna’s pension clients and origination of new equity investments. Prior to joining Aetna, Mr. Digel was a member of Hart Advisors, responsible for the development and supervision of the portfolio, asset management and client communications functions for Hart’s real estate pension advisory business. In addition, Mr. Digel is a member of the Mortgage Bankers Association and the International Council of Shopping Centers. Mr. Digel received a B.A. degree from Middlebury College and an M.M. from Northwestern University.

REPORT OF THE AUDIT COMMITTEE

We oversee iStar Financial Inc.’s financial reporting process on behalf of the Board. All members of the Committee meet the independence requirements of the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange. We operate under a written charter approved by the Board, consistent with the corporate governance rules issued by the SEC and the NYSE. Our charter is available on the Company’s website at http://www.istarfinancial.com.

The Company’s management is responsible for the financial reporting process and preparation of the quarterly and annual consolidated financial statements, including maintaining a system of internal controls over financial reporting and disclosure controls and procedures. We are directly responsible for the appointment, compensation, retention, oversight and termination of the Company’s outside or external auditors, PricewaterhouseCoopers LLP, an independent registered public accounting firm. The independent auditors are responsible for auditing management’s assessment of the effectiveness of the Company’s internal controls over financial reporting and for expressing their opinion about the effectiveness of those controls, in addition to auditing the annual consolidated financial statements and expressing an opinion on the conformity of those financial statements with GAAP. The Committee reviews the performance of the Company’s internal audit function and the qualifications of its audit personnel. We do not prepare financial statements or conduct audits.

In connection with the December 31, 2005 audited consolidated financial statements, we have:

•       reviewed and discussed with management and the independent auditors the Company’s internal controls over financial reporting, including a review of management’s and the independent auditors’ assessments of and reports on the effectiveness of internal controls over financial reporting and any significant deficiencies or material weaknesses;

•       reviewed and discussed with management and the independent auditors the Company’s audited financial statements, including discussions regarding critical accounting policies, other financial accounting and reporting principles and practices appropriate for the Company, the quality of such principles and practices, and the reasonableness of significant judgments;

•       discussed with the independent auditors the items that are required to be discussed under applicable professional auditing standards and regulations, including discussions about the quality of the financial statements and clarity of the related disclosures; and

•       reviewed and considered the written disclosures in the letter received from PricewaterhouseCoopers LLP, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, including a discussion about their independence from the Company and management.

Based on the reviews and discussions above, we recommended to the Board that the audited financial statements for 2005 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, which is filed with the SEC. The Board approved our recommendation.

Submitted by the Audit Committee, April 10, 2006:

Willis Andersen, Jr. (Chairman)
Robert W. Holman, Jr.
Robin Josephs

The above report will not be deemed to be incorporated by reference into any filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the same by reference.

CORPORATE GOVERNANCE MATTERS

Corporate Governance Guidelines

Our Board has approved a set of guidelines that provide the framework for the governance of our company. The Board reviews these guidelines and other aspects of our corporate governance periodically, as necessary. Our corporate governance guidelines may be found on our website at www.istarfinancial.com.

Committee Charters

Our Audit, Compensation and Nominating and Governance Committees have adopted charters that meet the standards established by the NYSE. Copies of these charters are available on our website at www.istarfinancial.com.

Lead Director

Our Board, by vote of its independent members, has designated a lead independent director (“Lead Director”) whose duties include the following:

•       Preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors.

•       Serve as principal liaison between the Chairman and the independent directors.

•       Advise the Chairman on the quality, quantity and timeliness of the information presented to the Board.

•       Advise the Chairman on the agendas for Board meetings.

•       Advise the Chairman on the schedule of meetings of the Board to assure that there is sufficient time for discussion of agenda items.

•       Call meetings of the independent directors, if deemed necessary or appropriate by the Lead Director.

•       If requested by major shareholders, be available for consultation and direct communication with major shareholders and their representatives.

•       Such other matters as the Board may determine from time to time.

The Lead Director does not receive any additional compensation for his services. Willis Andersen, Jr. currently serves as our Lead Director.

Service on Other Boards

In view of the commitment of time and effort that is required of a director of a public company, our Board has established a guideline that its directors should not serve on the boards of more than six public companies. For this purpose, we treat service on the boards of mutual funds having the same investment adviser as service on the board of one company.

Code of Conduct

The Code of Conduct documents the principles of conduct and ethics to be followed by our directors, officers and employees. The purpose of the Code is to promote honest and ethical conduct, compliance with applicable governmental rules and regulations, full, fair, accurate, timely and understandable disclosure in periodic reports, prompt internal reporting of violations of the Code and a culture of honesty and accountability. A copy of the Code has been provided to each of our directors, officers and employees, who are required to acknowledge that they have received and will comply with the Code. Among its many features, the Code describes how employees can report any matter that may be of concern to a named Compliance Officer, any other member of our Compliance Committee, our Chief Executive Officer or the Chairman of the Audit Committee. This reporting may be done on an anonymous basis. We have also established an independent “hotline” telephone service that may be used by employees who wish to report any concerns or suspected violations of our standards of conduct, policies or laws and regulations, on an anonymous basis or otherwise. A copy of our Code of Conduct may be found on our website at www.istarfinancial.com and is included as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2005.

Audit Committee Financial Experts

The Board has determined that Willis Andersen, Jr. (Chairman), Robert W. Holman, Jr. and Robin Josephs, the members of our Audit Committee, each meet the criteria of an audit committee financial expert, as adopted by the SEC. These directors have agreed to serve as the Company’s Audit Committee financial experts.

Disclosure Committee

We maintain a Disclosure Committee consisting of members of our executive management and senior staff. The purpose of the Committee is to oversee our system of disclosure controls, assist and advise the Chief Executive Officer and Chief Financial Officer in making the required certifications in SEC reports and evaluate our company’s internal control function. The Disclosure Committee was established to bring together on a regular basis representatives from our core business lines and employees involved in the preparation of our financial statements to discuss any issues or matters of which the members are aware that should be considered for disclosure in our public SEC filings. The Disclosure Committee reports to our Chief Executive Officer and, as appropriate, to our Audit Committee. The Disclosure Committee meets quarterly and otherwise as needed. The Disclosure Committee has adopted a written charter to memorialize the Committee’s purpose and procedures. A copy of the charter may be found on our website at www.istarfinancial.com.

Communications with Shareholders

Our company provides the opportunity for interested parties, including shareholders, to communicate with members of the Board. Interested parties may communicate with our Lead Director, the other independent Board members or the chairperson of any of the committees of the Board by e-mail or regular mail. All communications by e-mail should be sent to CorporateSecretary@istarfinancial.com. Communications sent by regular mail should be sent to the attention of the Lead Director, the Independent Directors, the Audit Committee Chairman, the Compensation Committee Chairman, the Nominating and Governance Committee Chairman, or the Investment Committee Chairman, as the case may be, in each instance in care of the Corporate Secretary of our company at our headquarters office at 1114 Avenue of the Americas, New York, NY 10036.

Our General Counsel and our Corporate Secretary will review each communication received in accordance with this process to determine whether the communication requires immediate action. These officers will forward all appropriate communications received, or a summary of such communications, to the appropriate Board member(s). However, we reserve the right to disregard any communication that our General Counsel and our Corporate Secretary determine is unduly hostile, threatening, illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate. These officers have the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Shareholder Proposals for Nominations for the Board

Shareholder proposals for potential nominees for election to the Board should be sent to the attention of the Secretary of the Company at the address appearing on the notice accompanying this proxy statement, describing the candidate’s qualifications and accompanied by the candidate’s written statement of willingness and affirmative desire to serve in a manner representing the interest of all shareholders. Shareholders may also make nominations directly by following the procedure specified in the Company’s Bylaws.

Candidates proposed by shareholders will be considered using the same criteria and in the same manner utilized by the Nominating and Governance Committee of the Board in considering all candidates for election to the Board. See “Other Information—The Nominating and Governance Committee.”

EXECUTIVE COMPENSATION

Report of the Compensation Committee

The Board of Directors has delegated to the Compensation Committee responsibility for overseeing the iStar Financial Inc.’s (the “Company”) executive compensation programs. The Compensation Committee is composed exclusively of independent directors. The three directors whose names appear at the end of this report comprise the Compensation Committee.

The principal responsibilities of the Committee are:

•       To review management’s recommendations and advise management and the Board on broad compensation programs and policies such as salary ranges, annual incentive bonuses and long-term incentive plans, including equity-based compensation programs.

•       To establish performance objectives for the Chief Executive Officer, review performance objectives established for other senior executives of the Company and evaluate the performance of such executives relative to these objectives, in connection with the Committee’s overall review of executive compensation.

•       To make recommendations to the Board regarding the base salary, cash incentive bonus, equity-based incentive awards and other compensation for the Chief Executive Officer of the Company.

•       To approve base salaries, cash incentive bonuses, equity-based incentive awards and other compensation for other officers and employees of the Company with base salaries in excess of $200,000 per year (which includes all officers who are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended).

•       To administer the Company’s 1996 Plan and any future long term incentive plans and other equity compensation programs.

•       To retain and oversee third party consultants to assist with the Committee’s activities, from time to time.

•       To oversee the Company’s performance evaluation practices and procedures.

•       To perform such other duties and responsibilities pertaining to compensation matters as may be assigned to the Committee by the Board or the Chairman of the Board.

What procedures does the Committee follow?

The Compensation Committee typically meets at the beginning of each year to consider compensation for the Chief Executive Officer and the other executives whose compensation is subject to Committee approval, and to consider senior management’s recommendations for base salary adjustments for the upcoming year and incentive bonuses and equity awards in respect of the preceding year for officers and other eligible employees. The Committee also meets periodically during the year to evaluate the performance of management relative to objectives and to perform our other functions. When deemed appropriate, from time to time the Committee retains third party consultants to assist the Committee in the performance of its responsibilities. As more fully described below, the compensation of the Chief Executive Officer and the President has been established under employment agreements entered into with these executives.

What is our general compensation philosophy?

In the Committee’s view, the Company’s success in implementing its investment strategies and other strategic initiatives depends on the talent, skills and commitment of the Company’s employees, and in particular its senior executives. The Company’s compensation practices and programs are intended to achieve the following objectives:

•       To attract, retain, motivate and reward key employees to drive achievement of the Company’s current and long-term strategic, business and financial goals in the creation of shareholder value.

•       To provide an appropriate mix of current compensation and long-term rewards, which is properly balanced between salary and performance-based pay and includes cash, equity compensation and other benefits.

•       To align shareholder interests and employee rewards.

•       To establish appropriate incentives for management and employees that are consistent with the Company’s culture and values.

In accordance with these objectives, a significant part of executive compensation is subject to the overall performance of the Company and the total return generated for the Company’s shareholders. We believe that this approach best enables us to achieve our objectives and satisfy the interests of our shareholders.

One primary performance measure that we use is the total rate of return to our shareholders, which we define as dividends paid (assuming reinvestment) plus appreciation in the price of our Common Stock. Among other things, this is the performance measure that determines the value of our high performance unit (“HPU”) programs. In addition, total shareholder return is one of the performance measures used in determining the annual bonus to be awarded to our Chief Executive Officer. The following chart shows the total rate of return for the Company from December 31, 2000 through December 31, 2005 as compared to several key indices that we consider relevant benchmarks.

Total Shareholders Returns
iStar Financial	166.0%
Morgan Stanley REIT Index	135.8%
Russell 1000 Financial Index	14.2%
S&P 500	2.5%

How do we compensate our Chief Executive Officer?

Employment Agreement Effective March 31, 2004

The Company has entered into an employment agreement with Jay Sugarman, our Chief Executive Officer, effective March 31, 2004.

The Committee retained the services of Pearl Meyer & Partners, independent executive compensation consultants, to assist the Committee with: (1) gathering information about chief executive compensation and the relationship between compensation and performance at peer companies; (2) analyzing the information gathered about the peer companies; (3) considering the reasonableness of the level and form of compensation proposed for Mr. Sugarman; and (4) advising the Committee and the Board during the negotiations and review of the new employment arrangement.

Under the three-year employment agreement in effect as of March 31, 2004, the material terms of Mr. Sugarman’s compensation are as follows:

•       An annual salary of $1.0 million.

•       A potential annual cash incentive award of up to $5.0 million if performance goals set by the Committee in consultation with Mr. Sugarman are met. Performance goals are set with respect to financial performance, shareholder return and areas such as succession planning, investor and employee relations and strategic objectives.

•       A one-time award of Common Stock issued on March 31, 2004 having a value of $10.0 million at the time of issuance (236,167 shares). The award was fully vested when granted and dividends will be paid on the shares from the date of grant, but the shares cannot be sold for five years (or upon a Change of Control, as defined, if earlier) unless the price of our Common Stock during the 12 months ending March 31 of each year increases by at least 15%, in which case the sale restrictions on 25% of the shares awarded will lapse with respect to each 12-month period.

Mr. Sugarman notified the Company that, subsequent to this award, he contributed an equivalent number of shares to a newly-established charitable foundation.

In considering the compensation provisions of Mr. Sugarman’s employment agreement, the Committee reviewed information and analyses of 18 peer companies. The peer companies were selected to reflect the diversified nature of the company’s business and included companies in the financial services, real estate, mortgage lending and insurance industries. The Company’s equity market capitalization of over $4.0 billion at that time was slightly higher than the median of the market capitalization of the peer companies. The peer company information was obtained from publicly available reports filed by the peer companies with the SEC. The most recent peer company compensation data that was available at the time of analysis was for the 2002 fiscal year.

In comparing the Company’s performance to that of the peer companies, our independent consultants noted the following:

•       During the one, three and five years ended December 31, 2002, the Company’s revenue growth placed it in the 66th, 91st and 100th percentiles, respectively (meaning we outperformed 66%, 91% and 100% of the peer companies, respectively, during those periods).

•       The Company’s revenue growth for the five years ended December 31, 2002 exceeded 200%, while the revenues of the next highest performing peer grew 45% over the same period.

•       During the one, three and five years ended December 31, 2002, the Company experienced exceptional growth in earnings before interest, taxes, depreciation and amortization, or “EBITDA,” with rankings in the 61st, 75th and 100th percentiles, respectively.

•       The Company’s EBITDA growth for the five years ended December 31, 2002 was 219%, while the EBITDA of the next highest performing peer grew 54% for the same period.

•       The Company’s growth in net income as determined in accordance with GAAP during the one, three and five years ended December 31, 2002 placed it in the 19th, 100th and 100th percentiles, respectively.

•       The Company’s net income growth for the five years ended December 31, 2002 was 622%, while the net income of the next highest performing peer grew 31% for the same period.

•     The total and annualized shareholder returns (reflecting increases in stock price and dividends paid) for the Company’s shareholders during the one, three and six years ended December 31, 2002 placed the Company in the 56th, 100th and 64th percentiles, respectively (note that the consultant used a six year rather than five year measurement period for this metric in order to include an additional year before the Company acquired TriNet Corporate Realty Trust, Inc. in November 1999).

The independent consultants compared the maximum compensation that could be paid to Mr. Sugarman during 2004 through 2007 under the new employment agreement with the compensation actually received by the peer group chief executive officers in 2002. At the outset, the consulting firm noted that, since the analysis compares Mr. Sugarman’s maximum potential future compensation with compensation actually paid to the peer chief executives in 2002, the comparison likely overstates Mr. Sugarman’s rank relative to the other peer chief executives. Based upon this analysis, Mr. Sugarman’s annualized potential maximum compensation for 2004 through 2007 ranks in the 68th percentile when compared to the compensation actually paid to the peer group executives in 2002, although Mr. Sugarman’s potential cash incentive bonus was at the higher end of the amounts paid to the peer executives in 2002.

The Board considered it very important for the Company to retain Mr. Sugarman’s services thereby enabling the Company to continue to benefit from Mr. Sugarman’s leadership. The Board carefully reviewed and considered the report of the independent consultants, including the consultants’ opinion that the level of compensation to be paid to Mr. Sugarman was reasonable and appropriate in light of Mr. Sugarman’s tenure, personal achievement and contributions to the Company, as well as the Company’s superior financial results and shareholder value created under his leadership. Based on this consideration, the Board (excluding Mr. Sugarman) unanimously approved the new employment agreement with Mr. Sugarman.

Pursuant to the terms of Mr. Sugarman’s employment agreement, for the most recent fiscal year ended December 31, 2005, Mr. Sugarman received a base salary of $1.0 million and was also awarded a cash bonus of $2.5 million. The Compensation Committee approved this bonus award for Mr. Sugarman based upon consideration of Mr. Sugarman’s performance relative to goals established with respect to financial performance, shareholder return and areas such as succession planning, investor and employee relations and strategic objectives. This bonus award is in the midpoint of the potential bonus range set forth in Mr. Sugarman’s employment agreement. In determining that Mr. Sugarman should receive a bonus that was less than the maximum amount, the Committee considered many factors, including the following:

•       The Company originated more than $4.7 billion in financing transactions in 2005, the largest single year of originations in the Company’s history and an increase of more than 64% over the volume of financing transactions originated the previous year.

•       The Company’s total revenues, total assets, and equity market capitalization increased by 16%, 18%, and 20.4% respectively for fiscal year ended December 2005; however, the Company’s total shareholder return for the year was (14.8%), while the returns for the Morgan Stanley REIT Index, the Russell 1000 Index and the S&P 500 were 12.1%, 6.6% and 4.8%, respectively.

•       The Company again increased its Common Stock dividend by 5% over the dividend rate for 2004 and has increased its dividend rate by approximately 22.6% over the past five years.

•       The Company’s “investment grade” unsecured corporate credit ratings were again upgraded by both Moody’s Investors Service and Standard & Poors, which has further improved the pricing at which the Company can borrow funds, increased the speed and efficiency with which the Company can borrow funds through the issuance of debt securities, and enabled the Company to protect information regarding its investments that the Company considers to be proprietary.

•       Mr. Sugarman continues to lead the Company’s implementation of important strategic initiatives, including several Company-branded investment platforms designed to enable the Company to expand its asset base and penetrate markets where the Company can offer customers custom-tailored financing and service at attractive risk-adjusted returns. Examples of these initiatives in 2005 include (1) the creation of the Company’s AutoStar platform for the automotive dealer market, which has been expanded by the Company’s acquisition of Falcon Financial Investment Trust, (2) the Company’s acquisition of a substantial minority investment in Oak Hill Advisors, L.P., a respected corporate credit investment and asset management firm, and (3) the Company’s role as the lead investor in the acquisition financing for the acquisition of LNR Property Corporation by Cerberus Capital Management.

How do we compensate our executives, other than the Chief Executive Officer?

Other Executive Employment Agreements

We have entered into an employment agreement with Jay S. Nydick, our President. The provisions of this agreement, including compensation, is described below under “EXECUTIVE COMPENSATION—Other Employment Agreement.”

Compensation Policies and Programs

Salaries.   Our policy is to set salaries at levels we believe will attract, retain and motivate highly-competent individuals. In establishing base salary levels for the Company’s key executives, we consider the executive’s position and responsibility, experience, length of service with the Company, and overall performance, as well as the compensation practices of other companies in the markets where the Company competes for executive talent.

Bonuses.   We also award bonuses to executive officers and other employees based upon: (1) overall Company performance; (2) business segment or departmental performance; (3) individual performance; and (4) other factors we determine to be appropriate. Bonuses typically consist of a cash component and an equity component. The equity awards that are part of annual bonuses may consist of stock options, restricted shares, restricted stock units, high performance units or other types of equity awards, as described below. The equity component for 2005 bonuses for executive officers and other key employees was comprised of High Performance Unit awards and restricted stock units.

Equity Awards (including Stock Options, Restricted Shares and Restricted Stock Units).   During 2005, no stock options were awarded to employees or others under our current 1996 Plan. During 2005, we granted restricted shares and restricted stock units to our employees representing a total of 69,855 shares of Common Stock. Typically, restricted shares and restricted stock units vest in equal annual installments over three years. As of March 31, 2006, approximately 563,000 shares remain available for new awards under the 1996 Plan. The proposed 2006 Long-Term Incentive Plan, if approved by shareholders, provides that the total number of shares reserved and available to be granted as equity awards, including restricted shares, restricted stock units, options and other equity-based awards under the proposed Plan and the 1996 Plan, may not exceed [10%] of the Company’s total outstanding shares of Common Stock, on a fully diluted basis.

High Performance Units.   In May 2002, the Company’s shareholders approved the Company’s High Performance Unit (“HPU”) Program for employees other than our Chief Executive Officer and our President. The HPU program is a performance-based employee compensation plan that has significant value to the participants only if the Company provides superior returns to its shareholders. There are currently seven active plans within the HPU program, for each year from 2002 through 2008. The Company is authorized to issue 5,000 shares of high performance common stock to each HPU plan. Employee participants must purchase interests in the program with their own funds. The Company’s performance is measured over a three-year valuation period (except in the case of the 2002 and 2003 HPU plans, which were measured over one year and two years, respectively). The end of a valuation period (i.e., the “valuation date”) will be accelerated if there is a change in control of the Company. If the total rate of return on the Company’s Common Stock (share price appreciation plus dividends) for the relevant valuation period exceeds the greater of: (1) 30% (except in the case of the 2002 and 2003 HPU plans, for which performance thresholds of 10% and 20%, respectively, were established), or a proportionate amount thereof in the case of an accelerated valuation date; and (2) a weighted industry index total rate of return consisting of equal weightings of the Russell 1000 Financial Index and the Morgan Stanley REIT Index for the relevant period, then a portion of the amount of the excess total return is multiplied by the weighted average market value of our common equity capitalization during the valuation period, and divided by the market value of our Common Stock on the valuation date. This calculation determines a hypothetical equivalent amount of our Common Stock and the HPU participants will receive cash distributions in the nature of dividends payable on that amount of Common Stock after the valuation date. However, if the total rate of shareholder return for the relevant valuation period does not exceed these performance thresholds, then the HPU interests have only a nominal value.

The HPU participants have purchased their interests in high performance common stock through a limited liability company at purchase prices approved by the Board’s Compensation Committee. The Compensation Committee has established the prices of the HPU interests based, among other things, upon an independent valuation analysis prepared by a major investment banking firm. The aggregate initial purchase prices for interests in the current HPU plans are as follows:

2002 HPU Plan: approximately $2.8 million

2003 HPU Plan: approximately $1.8 million

2004 HPU Plan: approximately $1.4 million

2005 HPU Plan: approximately $0.6 million

2006 HPU Plan: approximately $0.6 million

2007 HPU Plan: approximately $0.6 million

2008 HPU Plan: approximately $0.7 million.

An employee who holds an HPU interest is not permitted to exchange his or her interest in the limited liability company for shares of high performance common stock prior to the applicable valuation date. The additional equity from the issuance of the high performance common stock is recorded as a separate class of stock and disclosed within shareholders’ equity. Future distributions, if any, will be deducted from net income available for common shareholders.

Our total shareholder return for the valuation periods under the 2002, 2003 and 2004 HPU plans exceeded both the fixed performance thresholds and the industry index returns set forth in the plans. As a result of this superior performance, the participants in these plans are entitled to receive distributions in the nature of cash dividends and other distributions payable on our Common Stock. Our total shareholder return for the valuation period under the 2005 HPU plan, however, did not exceed the fixed performance threshold and the industry index returns set forth in the 2005 HPU plan. As a consequence, the high performance common stock associated with the 2005 HPU plan has only a nominal value.

The participants in the 2002–2005 HPU plans, for which valuation dates have occurred, will receive aggregate cash distributions equivalent to the amount of cash dividends and other distributions payable on the following amounts of our Common Stock, as and when such dividends and other distributions are paid:

2002 HPU Plan:          819,254 shares

2003 HPU Plan:          987,149 shares

2004 HPU Plan:       1,031,875 shares

2005 HPU Plan:                     0 shares

The valuation dates for the 2006, 2007 and 2008 HPU plans have not yet occurred.

Upon a change of control as defined in the HPU Plan documents, the HPU participants in the 2002, 2003 and 2004 Plans will be entitled to receive, in the aggregate, the per share consideration paid to our common shareholders in the change of control transaction multiplied by 819,254; 987,149; and 1,031,875, respectively.

Senior Executive High Performance Unit Program.   In June 2003, the Company’s shareholders approved another High Performance Unit Program which is modeled after the regular employee High

Performance Unit Program described in the preceding paragraphs. To date, interests have been purchased under this program, called the Senior Executive High Performance Unit Program, by Jay Nydick, the Company’s President, in the 2005 HPU plan, the 2006 HPU plan, the 2007 HPU plan and the 2008 HPU plan, and by Mr. Sugarman, the Company’s Chief Executive Officer, in the 2006 HPU plan, the 2007 HPU plan and the 2008 HPU plan. Mr. Nydick’s employment agreement provides that he will have the opportunity to purchase interests in a 2009 HPU plan. Our total shareholder return for the valuation period under the 2005 Senior Executive High Performance Unit Program did not exceed the fixed performance threshold and the industry index returns set forth in the 2005 plan. As a consequence, the high performance common stock associated with the 2005 HPU plan has only a nominal value. The valuation dates for the 2006, 2007 and 2008 HPU plans have not yet occurred.

Other Benefits.   Employee compensation also includes various benefits, such as health insurance and retirement plans, in which substantially all of our employees participate. At the present time, we provide health, life and disability insurance plans and a 401(k) plan, standard paid time off benefits and other standard employee benefits.

How do we compensate non-employee directors?

The Company pays non-employee directors an annual retainer of $50,000, paid in quarterly installments of $12,500. In addition, non-employee directors receive $2,000 for attendance at full Board meetings. Committee chairpersons receive $2,250 for attendance at committee meetings and other committee members receive $1,500 per committee meeting. Each non-employee director also receives an annual grant of 2,500 Common Stock Equivalents at the time of the annual shareholders meeting. The Common Stock Equivalents generally vest at the time of the next subsequent annual shareholders meeting, although vesting is accelerated in limited circumstances. An amount equal to the dividends paid on 2,500 shares of iStar Common Stock is paid on the Common Stock Equivalents from the date of grant, as and when dividends are paid on the Common Stock. Under the Non-Employee Directors’ Deferral Plan approved by shareholders in 2004, directors have the opportunity to defer the receipt of some or all of their compensation in accordance with the provisions of the plan.

Submitted by the Compensation Committee, April 10, 2006:

Robin Josephs (Chairperson)
John G. McDonald
Jeffrey A. Weber

The above report will not be deemed to be incorporated by reference into any filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the same by reference.

Executive Compensation Summary Table

The following table sets forth the compensation awarded, earned by, or paid to Jay Sugarman, our Chief Executive Officer, and our four other most highly-compensated officers during the fiscal year ended December 31, 2005 and the two preceding years.

		Annual Compensation ($)			Long-Term Compensation ($)
					Restricted		Securities
				Other Annual	Stock		Underlying	LTIP	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Compensation(2)	Awards(3)		Options/SARs	Payouts	Compensation ($)
Jay Sugarman	2005	1,000,000	2,500,000	8,983	1,583,364			—	—
Chairman and Chief	2004	1,000,000	5,000,000	19,852	10,000,000	(4)	—	—	—
Executive Officer(4)	2003	1,000,000	—	4,392,033	—		—	84,799,994	—
Jay S. Nydick	2005	350,000	650,000	9,070	1,579,257		—	—	—
President	2004	58,333	108,000	4,391	—		—	—	—
	2003	—	—	—	—		—	—	—
Timothy J. O’Connor	2005	225,000	775,000	9,616	986,300			—	—
Executive Vice President	2004	225,000	400,000	11,435	—		—	—	—
and Chief Operating Officer	2003	224,813	350,000	10,731	—		—	—	—
Catherine D. Rice	2005	225,000	1,025,000	9,280	1,319,489		—	—	—
Chief Financial Officer	2004	225,000	400,000	11,435	—		—	—	—
	2003	225,000	325,000	28,876	—		—	—	—
Daniel S. Abrams	2005	210,000	1,500,000	10,456	1,479,449		—	—	—
Executive Vice President	2004	210,000	325,000	11,588	—		—	—	—
	2003	210,000	250,000	10,878	—		—	—	—

(1)              Amounts included in the “Bonus” column represent cash incentive bonuses paid for services during the year noted and are paid in January of the succeeding year.

(2)              Includes the Company’s matching contributions to the named officer’s account in our Savings and Retirement Plan (“401(k) Plan”) and additional compensation attributable to certain life insurance and disability insurance premiums and, for 2003 and 2004, compensation for accrued and unused sick time, in accordance with our general policy applicable to all employees. In addition, Mr. Sugarman’s “Other Annual Compensation” for 2003 includes dividend equivalents paid in respect of the 2.0 million phantom units awarded to him pursuant to a prior employment agreement dated March 31, 2001, which expired March 30, 2004, described in footnote 4 below. Mr. Sugarman was entitled to receive dividend equivalents on phantom units that were contingently vested or fully vested. Ms. Rice’s  “Other Annual Compensation” for 2003 also includes reimbursement of moving and other relocation expenses. These dividend equivalents were paid to Mr. Sugarman and Ms. Rice in the same amount and at the same time as dividends were paid on equivalent amounts of our Common Stock.

(3)              Amounts included in the “Restricted Stock Awards” column represent restricted stock units awarded for services during the year noted and issued in the succeeding year (except in the case of Mr. Sugarman’s 2004 award, which is described in footnote 4 below). These restricted stock units represent the right to receive an equivalent number of shares of our common stock if and when the units have vested. The Units will vest in annual installments over three years. Vesting is based on continued employment. Units that are not vested may not be sold, transferred or pledged except by will, the laws of descent or to or for the benefit of the named officer’s family. If the named officer voluntarily terminates employment with iStar, or iStar terminates the named officer’s employment for cause (as defined in the award), any unvested portion of the units will be forfeited automatically as of the date of termination. The named officer is entitled to receive common stock dividend equivalents on vested and unvested units. The value of these awards shown in the table has been determined by multiplying the number of restricted stock units by the closing price of our Common Stock on the date of the award.

(4)              Pursuant to an employment agreement effective as of March 31, 2004, Mr. Sugarman receives annual salary of $1.0 million, an annual cash incentive award which for 2005 was $2.5 million based on his performance and a one-time award of Common Stock made in 2004 with a value of $10.0 million at the time of issuance on March 31, 2004 (236,167 shares), which is vested but subject to restrictions on transfer. 2003 LTIP payout reflects the dollar value on the payment date of the settlement of an award of performance-based phantom units made pursuant to a prior employment agreement which expired March 30, 2004. All of these units contingently vested as of December 31, 2003, as certain performance targets for the price of our Common Stock were satisfied, and became fully vested on March 30, 2004, at which time they were settled by us through the delivery of 728,552 shares of Common Stock under the LTIP. In addition, we retained $53.9 million in cash that would otherwise have been delivered to Mr. Sugarman and used the funds to cover Mr. Sugarman’s tax withholding obligations and the exercise price payable by Mr. Sugarman to exercise employee stock options to acquire 500,000 shares of our Common Stock that he continues to hold.

Equity Compensation Plan Information

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders—stock options(1)	1,231,992	$17.86	980,818
Equity compensation plans approved by security holders—restricted stock awards(2)	141,143	N/A	N/A
Equity compensation plans approved by security holders—high performance units(3)	—	N/A	N/A
Equity compensation plans not approved by security holders	—	—	—
Total	1,373,135	$17.86	980,818

Explanatory Notes:

(1)              Stock Options—As more fully discussed in Note 12 to our Consolidated Financial Statements, included in the Annual Report on Form 10-K for the year ended December 31, 2005, incorporated herein by reference, there were approximately 1.2 million stock options outstanding as of December 31, 2005. These 1.2 million options, together with their weighted-average exercise price, have been included in columns (a) and (b), above. The 980,818 figure in column (c) represents the aggregate amount of stock options or restricted stock awards that could be granted under compensation plans approved by our security holders after giving effect to previously issued awards of stock options, shares of restricted stock and other performance awards (see Note 12 to the Company’s Consolidated Financial Statements, included in the Annual Report on Form 10-K for the year ended December 31, 2005, incorporated herein by reference, for a more detailed description of our 1996 Long-Term Incentive Plan). As described in this proxy statement, a new 2006 Long-Term Incentive Plan is being presented to our shareholders for approval.

(2)              Restricted Stock—As of December 31, 2005, we have issued 929,980 shares of restricted stock. The restrictions on 93,643 of such shares primarily relate to the passage of time for vesting periods which have not lapsed, and are thus not included in our outstanding share balance. These shares have been included in column (a), above. The amounts shown in column (a) also include 47,500 common stock equivalents awarded to our non-employee directors in consideration of their service to us as directors. The Company awards 2,500 common stock equivalents to each non-employee director on the date of each annual meeting of shareholders pursuant to the Company’s Non-Employee Directors’ Deferral Plan, which was approved by the Company’s shareholders in May 2004. Common stock equivalents represent rights to receive shares of Common Stock, or cash in an amount equal to the fair market value of the Common Stock, at the date common stock equivalents are settled based upon individual elections made by each director. Common stock equivalents have dividend equivalent rights beginning on the date of grant.

(3)              High Performance Unit Program—In May 2002, our shareholders approved the iStar Financial High Performance Unit (“HPU”) program. The program is more fully described elsewhere in this proxy statement and in Note 12 to our Consolidated Financial Statements, included in the Annual Report on Form 10-K for the year ended December 31, 2005, incorporated herein by reference. The HPU program entitles the employee participants to receive distributions in the nature of Common Stock dividends if the total rate of return on the Company’s Common Stock exceeds certain performance levels. The first, second and third plans under the HPU program were valued on December 31, 2002, 2003 and 2004, respectively. As a result of the Company’s superior performance during the valuation periods for the 2002, 2003 and 2004 HPU plans, the program participants are entitled to receive distributions equivalent to dividends payable on 819,254 shares, 987,149 shares and 1,031,875 shares of the Company’s Common Stock, in the aggregate, as and when such dividends are paid by the Company. Such distributions for the 2002 HPU plan began with the first quarter 2003 dividend, for the 2003 HPU Plan began with the first quarter dividend 2004 and for the 2004 HPU Plan began with the first quarter 2005 dividend and will reduce net income allocable to common shareholders when paid. Our total shareholder return for the valuation period under the 2005 HPU plan, however, did not exceed the fixed performance threshold and the industry index returns set forth in the 2005 HPU plan. As a result, the high performance common stock associated with the 2005 HPU plan has only a nominal value, the participants in the 2005 HPU plan are not entitled to any future dividend payments and no shares of the Company’s Common Stock will be issued in connection with this HPU program.

Aggregate Option Exercises in 2005 and Fiscal Year-End Option Values

The following table presents information for the named officers relating to stock option exercises during 2005 and the value of unexercised stock options at the end of the year.

Name	Shares Acquired On Exercise (#)	Value Realized ($)(1)	Number Of Securities Underlying Unexercised Options At Fiscal Year End (#) Exercisable / Unexercisable	Value Of Unexercised In-The-Money Options At Fiscal Year End ($) Exercisable / Unexercisable(2)
Jay Sugarman	0	0	671,444 / 0	13,334,990 / 0
Catherine D. Rice	0	0	0 / 0	0 / 0
Timothy J. O’Connor	0	0	0 / 0	0 / 0
Jay Nydick	0	0	0 / 0	0 / 0
Daniel S. Abrams	0	0	0 / 0	0 / 0

(1)          Based on market value of underlying securities at exercise, minus the option exercise price.

(2)          Based on market value of underlying securities on December 31, 2005, minus the option exercise price.

Stock Option/SAR Grants in 2005

No stock options or stock appreciation rights were granted during 2005.

High Performance Unit Purchases in 2005

In 2005, Ms. Rice purchased a 12.5% interest and Mr. Abrams purchased a 4.0% interest in our 2007 High Performance Unit Plan As required, the purchases were made at fair market value established by the Board’s Compensation Committee based, among other things, upon an independent valuation analysis prepared by a major investment banking firm. The aggregate purchase price paid for all interests in the 2007 High Performance Unit Plan was $0.6 million.

Also in 2005, Mr. Sugarman purchased a 75% interest and Mr. Nydick purchased a 25% interest in the 2007 Senior Executive High Performance Unit Plan, at fair market value established by the Board’s Compensation Committee based, among other things, upon an independent valuation analysis prepared by a major investment banking firm. The aggregate purchase price paid for all interests in the 2007 Senior Executive High Performance Unit Plan was $0.4 million.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Ms. Josephs (Chairperson), John G. McDonald and Jeffrey A. Weber. No member of the Compensation Committee is or was formerly an officer or an employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board, nor has such interlocking relationship existed in the past.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other of our equity securities. Directors, officers and greater than 10% shareholders are required to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us, during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to our directors, officers and greater than 10% beneficial owners were met.

Directors’ Compensation

Mr. Sugarman does not receive any compensation from us for his services as a director. The compensation paid to our non-employee directors is described elsewhere in this proxy statement in the Report of the Compensation Committee.

The Company and each of our directors and executive officers have entered into indemnification agreements. The indemnification agreements provide that we will indemnify the directors and the executive officers to the fullest extent permitted by our Amended and Restated Charter and Maryland law against certain liabilities (including settlements) and expenses actually and reasonably incurred by them in connection with any threatened or pending legal action, proceeding or investigation to which any of them is, or is threatened to be, made a party by reason of their status as our director, officer or agent, or by reason of their serving as a director, officer or agent of another company at our request. We will not indemnify the directors and executive officers if it is established that: (1) the act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit; or (3) in the case of a criminal proceeding, the director or officer had reasonable cause to believe the act or omission was unlawful. In addition, we will not indemnify the directors and executive officers for a proceeding brought by a director or officer against us, except to enforce indemnification. If an amendment to the Amended and Restated Charter or Maryland law with respect to removal of limitations on indemnification is approved, the indemnification agreements will be amended accordingly. We are not required to indemnify any director or executive officer for liabilities: (1) for which he or she has already been unconditionally reimbursed from other sources; or (2) resulting from an accounting of profits under Section 16(b) of the Securities Exchange Act of 1934. In addition, we have obtained directors and officers liability insurance, which covers our directors and executive officers.

Employment Agreements

As discussed in the Report of the Compensation Committee, we entered into a new three-year employment agreement with Jay Sugarman, our Chairman of the Board and Chief Executive Officer, effective March 31, 2004. In addition to the compensation provisions described in the Report of Compensation Committee, the agreement also provides that if Mr. Sugarman’s employment is terminated without cause or if he resigns within 90 days after the first anniversary of a change of control, we will pay him a lump sum of $2.0 million. If Mr. Sugarman resigns for good reason, we will pay him a lump sum of $5.0 million.

We have agreed to pay Mr. Sugarman amounts necessary to cover the excise tax obligations, if any, resulting from a change of control. In addition, during the term of Mr. Sugarman’s agreement, we have agreed to nominate him to serve as our Chairman of the Board and Chief Executive Officer.

Mr. Sugarman has agreed that, during the term of his employment and for 12 months (or 24 months under certain circumstances) thereafter, he will not engage in a business that directly and materially competes with us at the date of termination and he will not solicit any of our borrowers, lenders or employees.

In November 2004, Jay S. Nydick was appointed as President of the Company and entered into a three-year employment agreement with the Company. The initial three year term, and any subsequent one-year renewal term, will automatically be extended for an additional year, unless earlier terminated by prior notice from the Company or Mr. Nydick. Mr. Nydick will receive a base salary of $350,000 per year and will be eligible to receive an annual cash incentive award, based upon his performance, in respect of each fiscal year of the Company that ends during his term, beginning with the fiscal year ending December 31, 2005. His annual bonus target is $650,000, subject to annual review and adjustment. Mr. Nydick is eligible to purchase interests in the Company’s High Performance Unit Program and to participate in certain of the Company’s strategic business initiatives upon the achievement of specified performance thresholds. The agreement provides that if Mr. Nydick’s employment is terminated without cause or if he resigns for good reason, he will be entitled to receive a one-time payment equal to one year’s base salary and his interests in the 2006 HPU Plan will become vested and not subject to repurchase by us. If Mr. Nydick resigns his employment without good reason or if his employment is terminated by us for cause, he has agreed that for 12 months thereafter he will not engage in any business that directly and materially competes with us as of the date of termination and he will not solicit any of our borrowers, lenders or employees.

Performance Graph

The following graph compares the total cumulative shareholder returns on our Common Stock from December 31, 2000 to December 31, 2005 to that of: (1) the Russell 1000 Financial Services Index (the “Russell Index”), a capitalization-weighted index of 1,000 companies that provide financial services; and (2) the Standard & Poor’s 500 Index (the “S&P 500”).

Accounting Fees and Services

Fees paid to PricewaterhouseCoopers LLP, our independent auditors, during the last two fiscal years were as follows:

Audit Fees:   The aggregate fees in the fiscal years ending December 31, 2005 and December 31, 2005 for professional services rendered by PricewaterhouseCoopers LLP in connection with its audit of the Company’s consolidated financial statements and the separate financial reporting for the Company’s leasing subsidiary and its limited reviews of the unaudited consolidated interim financial statements for each of these entities, were approximately $1,309,080 (including $324,000 in 2005 related to Section 404 internal control assessment under the Sarbanes-Oxley Act of 2002) and $1,445,345 (including $413,090 in 2004 related to Section 404 internal control assessment under the Sarbanes-Oxley Act of 2002), respectively. In each of these years, these services included the issuance of consents and comfort letters for filings initiated by the Company (e.g., a shelf registration and related debt offerings), the issuance of mortgage servicing compliance reports, audits of wholly-owned consolidated secured financing subsidiaries, and the Company’s pro rata portion of fees for audits of unconsolidated joint ventures.

Audit-Related Fees:   The aggregate fees in the fiscal years ending December 31, 2004 and December 31, 2004 for assurance and related services rendered by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of the Company’s and the Company’s leasing subsidiary’s financial statements and are not disclosed under “Audit Fees” above, were approximately $30,000 and $358,610, respectively. These audit-related fees include fees related to the Company’s employee benefit audit.

Tax Fees:   The aggregate fees in the fiscal years ending December 31, 2005 and December 31, 2004 for professional services rendered by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning were approximately $849,588 and $529,800, respectively. These services included income tax compliance and related tax services.

All Other Fees:   The aggregate fees in the fiscal years ending December 31, 2005 and December 31, 2004 or all other professional services rendered by PricewaterhouseCoopers LLP (including financial information systems design and implementation services, if any) were approximately $48,871 and $4,128, respectively.

Our Audit Committee is responsible for retaining and terminating our independent auditors (subject, if applicable, to shareholder ratification) and for approving the performance of any non-audit services by the independent auditors. In addition, the Audit Committee is responsible for reviewing and evaluating the qualifications, performance and independence of the lead partner of the independent auditors and for presenting its conclusions with respect to the independent auditors to the full Board.

Our Audit Committee must pre-approve all auditing services (including providing comfort letters in connection with securities offerings) and non-audit services (including tax services) provided to us or our subsidiaries by our independent registered public accounting firm, except for non-audit services covered by the de minimus exception in Section 10A of the Securities Exchange Act of 1934. During fiscal 2005, the Audit Committee pre-approved all services provided by PricewaterhouseCoopers LLP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth certain information available to us as of April 3, 2006 with respect to any Common Stock owned by our continuing directors and executive officers, and any individual or group of shareholders known to be the beneficial owner of more than 5% of the issued and outstanding Common Stock. This table includes options that are currently exercisable or exercisable within 60 days of the date of this proxy statement and Common Stock equivalents awarded to non-employee directors under the iStar Financial Inc. Non-Employee Directors Deferral Plan. There are no other directors, nominees for director or executive officers who beneficially own Common Stock.

Name and Address of Beneficial Owner(1)	Common Stock Beneficially Owned		% of Basic Common Stock Outstanding
Willis Andersen, Jr.(2)	42,326	(3)	*
Glenn R. August(2)	584,655	(4)	*
Robert W. Holman, Jr.(2)	392,532	(5)	*
Robin Josephs(2)	46,844	(6)	*
John G. McDonald(2)	70,372	(7)	*
Jay S. Nydick(2)	41,073	(8)	*
George R. Puskar(2)	42,700	(9)	*
Catherine D. Rice(2)	208,875	(10)	*
Jay Sugarman(2)	3,570,480	(11)	3.2%
Jeffrey A. Weber(2)	7,500	(12)	*
Capital Research and Management Company(13)	14,305,500		12.6%
All executive officers, directors and nominees for director as a group (10 persons)	5,007,357		4.4%

*                    Less than 1%.

(1)          Except as otherwise indicated and subject to applicable community property laws and similar statutes, the person listed as the beneficial owner of shares has sole voting power and dispositive power with respect to the shares.

(2)          iStar Financial Inc., 1114 Avenue of the Americas, 27th Floor, New York, NY 10036.

(3)          Includes 16,000 shares of Common Stock owned indirectly by Mr. Andersen through an Individual Retirement Account, 8,112 shares owned indirectly through a family trust, 10,000 shares subject to options that are currently exercisable or exercisable within 60 days and 8,214 Common Stock equivalents held under the iStar Financial Inc. Non-Employee Directors Deferral Plan, which are or will be fully vested within 60 days.

(4)          Includes 512,739 shares of Common Stock owned directly by Mr. August, 69,416 shares owned indirectly through a family trust and 2,500 Common Stock equivalents held under the iStar Financial Inc. Non-Employee Directors Deferral Plan, which are or will be fully vested within 60 days.

(5)          Includes 242,186 shares of Common Stock owned indirectly by Mr. Holman through a partnership, 112,846 shares owned indirectly through a family trust, 30,000 shares subject to options that are currently exercisable or exercisable within 60 days and 7,500 common stock equivalents held under the iStar Financial Inc. Non-Employee Directors Deferral Plan, which are or will be fully vested within 60 days.

(6)          Includes 14,190 shares of Common Stock owned directly by Ms. Josephs, 60 shares owned indirectly by her spouse, 5,100 shares owned indirectly through a family trust, 19,994 shares subject to options that are currently exercisable or exercisable within 60 days and 7,500 common stock equivalents held under the iStar Financial Inc. Non-Employee Directors Deferral Plan, which are or will be fully vested within 60 days.

(7)          Includes 11,550 shares of Common Stock owned indirectly by Mr. McDonald through an Individual Retirement Account, 13,450 shares owned indirectly through a family trust, 36,900 shares subject to options that are currently exercisable or exercisable within 60 days and 8,472 common stock equivalents held under the iStar Financial Inc. Non-Employee Directors Deferral Plan, which are or will be fully vested within 60 days.

(8)          Includes 41,073 restricted stock units representing the right to receive shares of Common Stock, awarded to Mr. Nydick in March 2006 and which vest over three years.

(9)          Includes 6,100 shares of Common Stock owned directly by Mr. Puskar, 18,500 shares owned indirectly by his spouse, 10,600 shares owned indirectly through an Individual Retirement Account, and 7,500 common stock equivalents held under the iStar Financial Inc. Non-Employee Directors Deferral Plan, which are or will be fully vested within 60 days.

(10)   Includes 174,647 shares of Common Stock owned directly by Ms. Rice and 34,228 restricted stock units representing the right to receive shares of Common Stock, awarded to Ms. Rice in March 2006 and which vest over three years.

(11)   Includes 1,936,073 shares of Common Stock owned directly by Mr. Sugarman, 962,963 shares owned indirectly through family trusts and 671,444 shares subject to options that are currently exercisable or exercisable within 60 days.

(12)   Includes 7,500 common stock equivalents held by Mr. Weber under the iStar Financial Inc. Non-Employee Directors Deferral Plan, which are or will be fully vested within 60 days.

(13)   This information, as of December 30, 2005, was obtained from a Schedule 13G filed with the SEC. This shareholder disclaims beneficial ownership of these shares. This shareholder’s address is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071-1449. Mr. McDonald, one of our directors, is a director of eight mutual funds managed by Capital Research and Management Company but does not have any responsibility for investments decisions of those eight mutual funds.

Certain Relationships and Related Transactions

Since 2002, we have authorized a total of 35,000 shares of high performance common stock under the iStar Financial High Performance Unit Program in seven plans for the years 2002 through 2008. Fifty-two of our employees currently participate in the High Performance Unit Program. The employees paid an aggregate of approximately $2.8 million, $1.8 million, $1.4 million, $0.6 million, $0.6 million, $0.6 million and $0.7 million for the shares of the 2002 plan, 2003 plan, 2004 plans, 2005 plan, 2006 plan, 2007 plan and 2008 plan, respectively. All of our senior officers and other key employees are participants in the program.

We have also authorized a total of 20,000 additional shares of high performance common stock under the iStar Financial Senior Executive High Performance Unit Program in four plans for the years 2005 through 2008. Two executives, Jay Sugarman, our Chairman and Chief Executive Officer, and Jay Nydick, our President, currently participate in this program, as described more fully elsewhere in this proxy statement.

In 2005 we acquired a 47.5% interest in Oak Hill Advisors, L.P. and related entities for an aggregate purchase price of approximately $200 million, consisting of $151 million in cash and $49 million in shares of our Common Stock (1,164,310 shares). In connection with that acquisition, we appointed Glenn R. August, the president of the ultimate general partner of Oak Hill Advisors, L.P., to our board of directors. Mr. August, entities controlled by him and trusts for the benefit of Mr. August and his family received approximately half of the transaction consideration. We have invested an aggregate of $10.9 million in four funds managed by Oak Hill Advisors, L.P. As of December 31, 2005, these investments have a carrying value of $10.2 million.

Other Matters

When Are Shareholder Proposals Due for the 2007 Annual Meeting?

Shareholder proposals intended to be presented at the annual meeting to be held in 2007 must be sent in writing, by certified mail, return receipt requested, to us at our principal office, addressed to our Secretary, and must be received by us no later than January 1, 2007, for inclusion in the 2007 proxy materials.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, by directing your written request to: iStar Financial Inc., 1114 Avenue of the Americas, 27th Floor, New York, New York 10036, Attn: Investor Relations. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker as specified above.

Are there any other matters coming before the 2006 Annual Meeting?

Our management does not intend to bring any other matters before the Annual Meeting and knows of no other matters that are likely to come before the meeting. In the event any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will cast the votes represented by such proxy in accordance with their discretion on such matters.

The Company urges you to submit your vote on the accompanying proxy card by completing, signing, dating and returning it in the accompanying postage-paid return envelope at your earliest convenience, whether or not you presently plan to attend the meeting in person.

Availability of Annual Report on Form 10K

Our 2006 Annual Report to Stockholders, including our audited financial statements as of and for the year ended December 31, 2006 is being mailed to our stockholders with this proxy statement. A copy of our Annual Report on Form 10-K for the year ended December 31, 2005, without exhibits, may be obtained, without charge, by writing to us at iStar Financial Inc., 1114 Avenue of the Americas, 27th Floor, New York, NY 10036, Attention: Investor Relations, or by visiting our website at www.istarfinancial.com.

By Order of the Board of Directors

Geoffrey M. Dugan
Secretary
New York, NY
April , 2006

EXHIBIT A

iSTAR FINANCIAL, INC.

2006 LONG-TERM INCENTIVE PLAN

iStar Financial, Inc., a Maryland corporation, wishes to attract officers, key employees, Directors, consultants and advisers to the Company and its Subsidiaries and induce officers, key employees, Directors, consultants and advisers to remain with the Company and its Subsidiaries, and encourage them to increase their efforts to make the Company’s business more successful whether directly or through its Subsidiaries. In furtherance thereof, the iStar Financial, Inc. 2006 Long-Term Incentive Plan is designed to provide equity-based incentives to officers, key employees, Directors, consultants and advisers of the Company and its Subsidiaries. Awards under the Plan may be made to selected officers, key employees, Directors, consultants and advisers of the Company and its Subsidiaries in the form of Options, Restricted Stock, Phantom Shares, Dividend Equivalent Rights or other forms of equity-based compensation.

1. DEFINITIONS.

Whenever used herein, the following terms shall have the meanings set forth below:

“Award,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Phantom Shares, Dividend Equivalent Rights and other equity-based Awards as contemplated herein.

“Award Agreement” means a written agreement in a form approved by the Committee to be entered into between the Company and the Participant as provided in Section 3. An Award Agreement may be, without limitation, an employment or other similar agreement containing provisions governing grants hereunder, if approved by the Committee for use under the Plan.

“Board” means the Board of Directors of the Company.

“Cause” means, unless otherwise provided in the Participant’s Award Agreement: (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect; (ii) repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company or its Subsidiaries or its affiliates; (iii) the commission of a felony or a crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or any crime involving the Company or its Subsidiaries, or any affiliate thereof; (iv) fraud, misappropriation or embezzlement of the Company’s funds or other assets or other acts deemed by the Committee in the good faith exercise of its sole discretion to be an act of dishonesty in respect to the Company; (v) material violation of any statutory or common law duty of loyalty to the Company; (vi) a material breach of the Participant’s employment agreement (if any) with the Company or its Subsidiaries or its affiliates (subject to any cure period therein provided); (vii) willfully and repeatedly refusing to perform or substantially disregarding the duties properly assigned to the Participant by the Company (other than as a result of Disability); (viii) any significant activities materially harmful to the reputation of the Company or its Subsidiaries or its affiliates; or (ix) repeated failure to devote substantially all of Participant’s business time and efforts to the Company if required by Participant’s employment agreement; provided, however, that, if at any particular time the Participant is subject to an effective employment agreement with the Company, then, in lieu of the foregoing definition, “Cause” shall at that time have such meaning as may be specified in such employment agreement.

“Change in Control” means the happening of any of the following:

(i)    the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of the Rule 13d-3 promulgated under the Exchange Act, of 51% or more of either (A) the then outstanding Shares, (collectively, the “Outstanding Shares”) or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of Directors

(the “Outstanding Voting Securities”); excluding, however, the following:  (1) any acquisition by the Company; (2) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation or trust controlled by the Company or (3) any acquisition by any corporation or trust pursuant to a transaction which complies with clause (A), (B) or (C) of subsection (iii) of this definition;

(ii)   individuals who, as of the Effective Date constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a Director of the Company subsequent to the Effective Date whose election or nomination for election by the Company’s shareholders was approved (other than in connection with a material transaction relating to the Company or its assets or the Shares or the Class B Shares of the Company) by the vote of at least a majority of the Directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a Director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consent by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(iii)  consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (A) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Shares and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 66 2/3% of, respectively, the outstanding shares of beneficial interest or common stock, and the combined voting power of the outstanding securities of such trust or corporation entitled to vote generally in the election of Directors or directors, as the case may be, of the trust or corporation resulting from such Corporate Transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Shares and the Outstanding Voting Securities as the case may be); (B) no Person (other than:  the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any trust or corporation controlled by the Company, the trust or corporation resulting from such Corporate Transaction, and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 33 1/3% or more of the Outstanding Shares or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 33 1/3% or more of, respectively, the outstanding shares of beneficial interest or common stock of the trust or corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such trust or corporation entitled to vote generally in the election of Directors or directors; or (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of Directors or directors of the trust or corporation resulting from such Corporate Transaction; or

(iv)  approval by the shareholders of the Company of a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, no event or condition shall constitute a Change in Control to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Change in Control to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the committee appointed by the Board under Section 3.

“Common Stock” means the Company’s Common Stock, par value $.001 per share, either currently existing or authorized hereafter.

“Company” means iStar Financial, Inc., a Maryland corporation.

“Director” means a non-employee director of the Company or its Subsidiaries.

“Disability” means, unless otherwise provided by the Committee in the Participant’s Award Agreement, a disability which renders the Participant incapable of performing all of his or her material duties for a period of at least 180 consecutive or non-consecutive days during any consecutive twelve-month period. Notwithstanding the foregoing, no circumstances or condition shall constitute a Disability to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Disability to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

“Dividend Equivalent Right” means a right awarded under Section 8 of the Plan to receive (or have credited) the equivalent value of dividends paid on Common Stock.

“Effective Date” means April 19, 2006.

“Eligible Person” means an officer, Director, key employee, consultant or adviser of the Company or its Subsidiaries or other person expected to provide significant services (of a type expressly approved by the Committee as covered services for these purposes) to the Company or its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” per Share as of a particular date means the closing transaction price of a Share as reported in the New York Stock Exchange on the first business day immediately preceding the date as of which such value is being determined, or, if there shall be no reported transaction on such day, on the next preceding business day for which a transaction was reported; provided that if the Fair Market Value of a Share for any date cannot be determined as above provided, Fair Market Value of a Share shall be determined by the Committee by whatever means or method as to which the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

“Grantee” means an Eligible Person granted Restricted Stock, Phantom Shares, Dividend Equivalent Rights or such other equity-based Awards (other than an Option) as may be granted pursuant to Section 9.

“Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422(b) of the Code.

“Non-Qualified Stock Option” means an Option which is not an Incentive Stock Option.

“Option” means the right to purchase, at a price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Award Agreement, a number of Shares determined by the Committee.

“Optionee” means an Eligible Person to whom an Option is granted, or the Successors of the Optionee, as the context so requires.

“Option Price” means the price per share of Common Stock, determined by the Board or the Committee, at which an Option may be exercised.

“Participant” means a Grantee or Optionee.

“Performance Goals” have the meaning set forth in Section 10.

“Performance Period” means any period designated by the Committee for which the Performance Criteria (as defined in Exhibit A) shall be calculated; provided however, that Performance Period shall be the five-year period commencing on the Effective Date unless otherwise designated by the Committee.

“Permanent and Total Disability” means the “permanent and total disability” within the meaning of Section 22(e)(3) of the Code.

“Phantom Share” means a right, pursuant to the Plan, of the Grantee to payment of the Phantom Share Value.

“Phantom Share Value,” per Phantom Share, means the Fair Market Value of a Share or, if so provided by the Committee, such Fair Market Value to the extent in excess of a base value established by the Committee at the time of grant.

“Plan” means the Company’s 2006 Long-Term Incentive Plan, as set forth herein and as the same may from time to time be amended.

“REIT Requirements” means the requirements to qualify as a real estate investment trust under the Code and the rules and regulations promulgated thereunder.

“Restricted Stock” means an award of Shares that are subject to restrictions hereunder.

“Securities Act” means the Securities Act of 1933, as amended.

“Settlement Date” means the date determined under Section 7.4(c).

“Shares” means shares of Common Stock of the Company.

“Subsidiary” means any corporation (other than the Company) that is a “subsidiary corporation” with respect to the Company under Section 424(f) of the Code. In the event the Company becomes a subsidiary of another company, the provisions hereof applicable to subsidiaries shall, unless otherwise determined by the Committee, also be applicable to any company that is a “parent corporation” with respect to the Company under Section 424(e) of the Code, any corporation, partnership or other entity at least 50% of the economic interest in the equity of which is owned by the Company or by another subsidiary.

“Successor of the Optionee” means the legal representative of the estate of a deceased Optionee or the person or persons who shall acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Optionee.

“Termination of Service” means a Participant’s termination of employment or other service, as applicable, with the Company and its Subsidiaries. Unless otherwise provided in the Award Agreement, cessation of service as an officer, employee, Director or consultant, or other covered positions shall not be treated as a Termination of Service if the Participant continues without interruption to serve thereafter in another one (or more) of such other capacities, and Termination of Service shall be deemed to have occurred when service in the final covered capacity ceases.

2. EFFECTIVE DATE AND TERMINATION OF PLAN.

The effective date of the Plan is April 19, 2006. The Plan shall not become effective unless and until it is approved by the requisite percentage of the holders of the Common Stock of the Company. The Plan shall terminate on, and no Award shall be granted hereunder on or after, the 10-year anniversary of the earlier of the approval of the Plan by (i) the Board or (ii) the shareholders of the Company; provided, however, that the Board may at any time prior to that date terminate the Plan.

3. ADMINISTRATION OF PLAN.

(a)   The Plan shall be administered by the Committee appointed by the Board. The Committee shall consist of at least two individuals each of whom shall be a “nonemployee director” as defined in Rule 16b-3 as promulgated by the Securities and Exchange Commission (“Rule 16b-3”) under the Exchange Act and shall, at such times as the Company is subject to Section 162(m) of the Code (to the extent relief from the limitation of Section 162(m) of the Code is sought with respect to Awards), qualify as “outside directors” for purposes of Section 162(m) of the Code. The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire

Committee, shall be the acts of the Committee for purposes of the Plan. If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member. Notwithstanding the other foregoing provisions of this Section 3(a), any Award under the Plan to a person who is a member of the Committee shall be made and administered by the Board. If no Committee is designated by the Board to act for these purposes, the Board shall have the rights and responsibilities of the Committee hereunder and under the Award Agreements.

(b)   Subject to the provisions of the Plan, the Committee shall in its discretion as reflected by the terms of the Award Agreements (i) authorize the granting of Awards to Eligible Persons; and (ii) determine the eligibility of Eligible Persons to receive an Award, as well as determine the number of Shares to be covered under any Award Agreement, considering the position and responsibilities of the Eligible Person, the nature and value to the Company of the Eligible Person’s present and potential contribution to the success of the Company whether directly or through its Subsidiaries and such other factors as the Committee may deem relevant. Notwithstanding the foregoing, to the extent permitted by applicable law, and other than with respect to Awards intended to qualify for relief from the limitations of Section 162(m) of the Code, Awards made to individuals covered by Section 16 of the Exchange Act, and Awards issued to the Chief Executive Officer of the Company, the Committee may delegate all are part of its authority and duties with respect to Awards issued under the Plan to the Chief Executive Officer.

(c)   The Award Agreement shall contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee. In the event that any Award Agreement or other agreement hereunder provides (without regard to this sentence) for the obligation of the Company or any affiliate thereof to purchase or repurchase Shares from a Participant or any other person, then, notwithstanding the provisions of the Award Agreement or such other agreement, such obligation shall not apply to the extent that the purchase or repurchase would not be permitted under New York law. The Participant shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the express provisions of the Plan and the Award Agreement.

4. SHARES AND UNITS SUBJECT TO THE PLAN.

4.1   In General.

(a)   Subject to adjustments as provided in Section 14, the total number of Shares subject to Awards granted under the Plan, in the aggregate, may not exceed 4,750,000. The maximum number of Shares that may underlie Awards, other than Options, granted in any one year to any Eligible Person, shall not exceed 1,000,000 Shares distributed under the Plan may be treasury Shares or authorized but unissued Shares. Any Shares that have been granted as Restricted Stock or that have been reserved for distribution in payment for Options, Phantom Shares or other equity-based Awards but are later forfeited or for any other reason are not payable or otherwise not made available for payment under the Plan may again be made the subject of Awards under the Plan. Any Shares covered by an Award (or portion of an Award) granted under the Plan, which is forfeited or cancelled, expires or is settled in cash, including the settlement of tax-withholding obligations using Shares, shall be deemed not to have been issued for purposes of determining the maximum number of Shares available for delivery under the Plan. If any Option is exercised by delivery of Shares to the Company as full or partial payment for such exercise under this Plan, only the number of Shares issued net of the Shares delivered shall be deemed issued for purposes of determining the maximum number of Shares available for issuance under the Plan. This Section 4.1(a) shall apply to the Share limit imposed to conform to Section 422(b)(1) of the Code (and the regulations issued thereunder) only to the extent consistent with applicable regulations relating to Incentive Stock Options.

(b)   Shares subject to Dividend Equivalent Rights, other than Dividend Equivalent Rights based directly on the dividends payable with respect to Shares subject to Options or the dividends payable on a number of Shares corresponding to the number of Phantom Shares awarded, shall be subject to the limitation of Section 4.1(a). Notwithstanding Section 4.1(a), except in the case of Awards intended to qualify for relief from the limitations of Section 162(m) of the Code, there shall be no limit on the number of Phantom Shares or Dividend Equivalent Rights to the extent they are paid out in cash that may be granted under the Plan. If any Phantom Shares, Dividend Equivalent Rights or other equity-based Awards under Section 9 are paid out in cash, then, notwithstanding the first sentence of Section 4.1(a) above (but subject to the second sentence thereof) the underlying Shares may again be made the subject of Awards under the Plan.

(c)   Notwithstanding any provision hereunder, no Award hereunder shall be exercisable or eligible for settlement if, as a result of either the ability to exercise or settle, or the exercise or settlement of such Award, the Company would not satisfy the REIT Requirements in any respect.

4.2   Options.

Subject to adjustments pursuant to Section 14, and subject to Section 4.1(a), Incentive Stock Options with respect to an aggregate of no more than 1,000,000 Shares may be granted under the Plan. Subject to adjustments pursuant to Section 14, in no event may any Optionee receive Options for more than 1,000,000 Shares in any one year.

5. PROVISIONS APPLICABLE TO STOCK OPTIONS.

5.1   Grant of Option.

Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement: (i) determine and designate from time to time those Eligible Persons to whom Options are to be granted and the number of Shares to be optioned to each Eligible Person; (ii) determine whether to grant Options intended to be Incentive Stock Options, or to grant Non-Qualified Stock Options, or both (to the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option); provided that Incentive Stock Options may only be granted to employees; (iii) determine the time or times when and the manner and condition in which each Option shall be exercisable and the duration of the exercise period; (iv) designate each Option as one intended to be an Incentive Stock Option or as a Non-Qualified Stock Option; and (v) determine or impose other conditions to the grant or exercise of Options under the Plan as it may deem appropriate.

5.2   Option Price.

The Option Price shall be determined by the Committee on the date the Option is granted and reflected in the Award Agreement, as the same may be amended from time to time. Any particular Award Agreement may provide for different exercise prices for specified amounts of Shares subject to the Option. Unless otherwise permitted by the Committee, the Option Price with respect to each Option shall not be less than 100% of the Fair Market Value of a Share on the day the Option is granted.

5.3   Period of Option and Vesting.

(a)   Unless earlier expired, forfeited or otherwise terminated, each Option shall expire in its entirety upon the 10th anniversary of the date of grant or shall have such other term (which may be shorter, but not longer, in the case of Incentive Stock Options) as is set forth in the applicable Award Agreement (except that, in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners) who is granted an Incentive Stock Option, the term of such Option shall be no more than five years from the date of grant). The Option shall also expire, be forfeited and terminate at such times and in such circumstances as otherwise provided hereunder or under the Award Agreement.

(b)   Each Option, to the extent that the Optionee has not had a Termination of Service and the Option has not otherwise lapsed, expired, terminated or been forfeited, shall first become exercisable according to the terms and conditions set forth in the Award Agreement, as determined by the Committee at the time of grant. Unless otherwise provided in the Award Agreement or herein, no Option (or portion thereof) shall ever be exercisable if the Optionee has a Termination of Service before the time at which such Option (or portion thereof) would otherwise have become exercisable, and any Option that would otherwise become exercisable after such Termination of Service shall not become exercisable and shall be forfeited upon such termination. Notwithstanding the foregoing provisions of this Section 5.3(b), Options exercisable pursuant to the schedule set forth by the Committee at the time of grant may be fully or more rapidly exercisable or otherwise vested at any time in the discretion of the Committee. Upon and after the death of an Optionee, such Optionee’s Options, if and to the extent otherwise exercisable hereunder or under the applicable Award Agreement after the Optionee’s death, may be exercised by the Successors of the Optionee.

5.4   Exercisability Upon and After Termination of Optionee.

(a)   Subject to provisions of the Award Agreement, if an Optionee has a Termination of Service other than by the Company or its Subsidiaries for Cause and other than by reason of death, or Disability, then no exercise of an Option may occur after the expiration of the three-month period to follow the termination, or if earlier, the expiration of the term of the Option as provided under Section 5.3(a). If the Optionee should die during the three-month period after a Termination of Service for any reason other than Disability or Cause, the Option (if and to the extent otherwise exercisable by the Optionee at the time of death) may be exercised until the earlier of (i) the date which is three months from the date of death of the Optionee, or (ii) the date on which the term of the Option expires in accordance with Section 5.3(a).

(b)   Subject to provisions of the Award Agreement, in the event the Optionee has a Termination of Service on account of death or Disability, the Option (whether or not otherwise exercisable) may be exercised until the earlier of (i) one year from the date of the Termination of Service of the Optionee, or (ii) the date on which the term of the Option expires in accordance with Section 5.3(a). If the Optionee should die during the one-year period following a Termination of Service due to Disability, but while the Option is still in effect, the Option (if and to the extent otherwise exercisable by the Optionee at the time of death) may be exercised until the earlier of (i) the date which is one year from the date of death of the Optionee, or (ii) the date on which the term of the Option expires in accordance with Section 5.3(a).

(c)   Notwithstanding any other provision hereof, unless otherwise provided in the Award Agreement, if the Optionee has a Termination of Service by the Company for Cause, then the Optionee’s Options, to the extent then unexercised, shall thereupon cease to be exercisable and shall be forfeited forthwith.

5.5   Exercise of Options.

(a)   Subject to vesting, restrictions on exercisability and other restrictions provided for hereunder or otherwise imposed in accordance herewith, an Option may be exercised, and payment in full of the aggregate Option Price made, by an Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased.

(b)   Without limiting the scope of the Committee’s discretion hereunder, the Committee may impose such other restrictions on the exercise of Incentive Stock Options (whether or not in the nature of the foregoing restrictions) as it may deem necessary or appropriate.

(c)   Notwithstanding any other provision of this Section 5, in the event of a Change in Control, Option shall become immediately exercisable for the full amount of Shares subject thereto and shall be exercisable until expiration of the term of such Option.

5.6    Payment.

(a)   The aggregate Option Price shall be paid in full upon the exercise of the Option. Payment must be made by one of the following methods:

(i)    cash or a certified or bank cashier’s check;

(ii)   shares of previously owned Common Stock, which have been previously owned for more than six months or which were purchased on the open market and for which the Optionee has good title, free and clear of all liens and encumbrances, having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price;

(iii)  cash by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise;

(iv)  a combination of (i) and (ii);

(v)    subject to Section 13(e), the proceeds of a Company loan program or third-party sale program or a notice acceptable to the Committee given as consideration under such a program, in each case if permitted by the Committee in its discretion, if such a program has been established and the Optionee is eligible to participate therein;

(vi)  if approved by the Committee in its discretion, through the written election of the Optionee to have Shares withheld by the Company from the Shares otherwise to be received, with such withheld Shares having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price; or

(vii)             by any combination of such methods of payment or any other method acceptable to the Committee in its discretion.

(b)   Except in the case of Options exercised by certified or bank cashier’s check, the Committee may impose limitations and prohibitions on the exercise of Options as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option.

(c)   No Option may be exercised with respect to any fractional Share. Any fractional Shares resulting from an Optionee’s exercise that is accepted by the Company shall be paid in cash.

5.7   Stock Appreciation Rights.

The Committee, in its discretion, may also permit (taking into account, without limitation, the application of Section 409A of the Code, as the Committee may deem appropriate) the Optionee to elect to exercise an Option by receiving a combination of Shares and cash, or, in the discretion of the Committee, either Shares or solely in cash, with an aggregate Fair Market Value (or, to the extent of payment in cash, in an amount) equal to the excess of the Fair Market Value of the Shares with respect to which the Option is being exercised over the aggregate Option Price, as determined as of the day the Option is exercised.

5.8   Exercise by Successors.

An Option may be exercised, and payment in full of the aggregate Option Price made, by the Successors of the Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased. Such notice shall state that the aggregate Option Price will be paid in full, or that the Option will be exercised as otherwise provided hereunder, in the discretion of the Company or the Committee, if and as applicable.

5.9   Nontransferability of Option.

Each Option granted under the Plan shall be nontransferable by the Optionee except by will or the laws of descent and distribution of the state wherein the Optionee is domiciled at the time of his death; provided, however, that the Committee may (but need not) permit other transfers, where the Committee concludes that such transferability (i) does not result in accelerated U.S. federal income taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Section 422(b) of the Code, and (iii) is otherwise appropriate and desirable.

5.10   Deferral.

The Committee (taking into account, without limitation, the possible application of Section 409A of the Code, as the Committee may deem appropriate) may establish a program under which Participants will have Phantom Shares subject to Section 7 credited upon their exercise of Options, rather than receiving Shares at that time.

5.11   Certain Incentive Stock Option Provisions.

(a)   The aggregate Fair Market Value, determined as of the date an Option is granted, of the Common Stock for which any Optionee may be awarded Incentive Stock Options which are first exercisable by the Optionee during any calendar year under the Plan (or any other stock option plan required to be taken into account under Section 422(d) of the Code) shall not exceed $100,000.

(b)   If Shares acquired upon exercise of an Incentive Stock Option are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code by an Optionee prior to the expiration of either two years from the date of grant of such Option or one year from the transfer of Shares to the Optionee pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Optionee shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company (or any affiliate thereof) thereupon has a tax-withholding obligation, shall pay to the Company (or such affiliate) an amount equal to any withholding tax the Company (or affiliate) is required to pay as a result of the disqualifying disposition.

(c)   The Option Price with respect to each Incentive Stock Option shall not be less than 100%, or 110% in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners), of the Fair Market Value of a Share on the day the Option is granted. In the case of an individual described in Section 422(b)(6) of the Code who is granted an Incentive Stock Option, the term of such Option shall be no more than five years from the date of grant.

(d)   Subject to provisions of the Award Agreement, if an Optionee has a Termination of Service other than by the Company or its Subsidiaries for Cause and other than by reason of death or Permanent and Total Disability, then no exercise of an Incentive Stock Option may occur after the expiration of the three-month period to follow the termination, or if earlier, the expiration of the term of the Incentive Stock Option as provided under Section 5.3(a); provided that, if the Optionee should die during the one-year period following a Termination of Service due to Permanent and Total Disability or if the Optionee should die during the three-month period following a Termination of Service for any reason other than Permanent and Total Disability or Cause, but while the Incentive Stock Option is still in effect, the Incentive Stock Option (if and to the extent otherwise exercisable by the Optionee at the time of death) may be exercised until the earlier of (i) the date which is three months from the date of death of the Optionee, or (ii) the date on which the term of the Incentive Stock Option expires in accordance with Section 5.3(a).

(e)   Subject to provisions of the Award Agreement, in the event the Optionee has a Termination of Service on account of death or Permanent and Total Disability, the Incentive Stock Option (whether or not otherwise exercisable) may be exercised until the earlier of (i) one year from the date of the Termination of Service of the Optionee, or (ii) the date on which the term of the Option expires in accordance with Section 5.3(a).

(f)    Notwithstanding any other provision hereof, unless otherwise provided in the Award Agreement, if the Optionee has a Termination of Service by the Company for Cause, then the Optionee’s Incentive

Stock Options, to the extent then unexercised, shall thereupon cease to be exercisable and shall be forfeited forthwith.

6. PROVISIONS APPLICABLE TO RESTRICTED STOCK.

6.1   Grant of Restricted Stock.

(a)   In connection with the grant of Restricted Stock, whether or not Performance Goals (as provided for under Section 10) apply thereto, the Committee shall establish one or more vesting periods with respect to the shares of Restricted Stock granted, the length of which shall be determined in the discretion of the Committee. Subject to the provisions of this Section 6, the applicable Agreement and the other provisions of the Plan, restrictions on Restricted Stock shall lapse if the Grantee satisfies all applicable employment or other service requirements through the end of the applicable vesting period.

(b)   Subject to the other terms of the Plan, the Committee may, in its discretion as reflected by the terms of the applicable Award Agreement:  (i) authorize the granting of Restricted Stock to Eligible Persons; (ii) provide a specified purchase price for the Restricted Stock (whether or not the payment of a purchase price is required by any state law applicable to the Company); (iii) determine the restrictions applicable to Restricted Stock and (iv) determine or impose other conditions, including any applicable Performance Goals, to the grant of Restricted Stock under the Plan as it may deem appropriate.

6.2   Certificates.

(a)   Unless otherwise provided by the Committee, each Grantee of Restricted Stock may be issued a stock certificate in respect of Shares of Restricted Stock awarded under the Plan. Each such certificate shall be registered in the name of the Grantee. The certificates for Shares of Restricted Stock issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE iSTAR FINANCIAL, INC. 2006 LONG-TERM INCENTIVE PLAN AND AN AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND iSTAR FINANCIAL, INC. COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE ON FILE IN THE OFFICES OF iSTAR FINANCIAL, INC. AT 1114 AVENUE OF THE AMERICAS, 27TH FLOOR, NEW YORK, NEW YORK 10036.

(b)   The Committee may require that any stock certificates evidencing such Shares be held in custody by the Company until the restrictions hereunder shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Grantee may have delivered a stock power, endorsed in blank, relating to the stock covered by such Award. If and when such restrictions so lapse, the stock certificates shall be delivered by the Company to the Grantee or his or her designee as provided in Section 6.3.

6.3   Restrictions and Conditions.

Unless otherwise provided by the Committee, the Shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(i)    Subject to the provisions of the Plan and the Award Agreements, during a period commencing with the date of such Award and ending on the date the period of forfeiture with respect to such Shares lapses, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign Shares of Restricted Stock awarded under the Plan

(or have such Shares attached or garnished). Subject to the provisions of the Award Agreements and clauses (iii) and (iv) below, the period of forfeiture with respect to Shares granted hereunder shall lapse as provided in the applicable Award Agreement. Notwithstanding the foregoing, unless otherwise expressly provided by the Committee, the period of forfeiture with respect to such Shares shall only lapse as to whole Shares.

(ii)   Except as provided in the foregoing clause (i), below in this clause (ii) or in Section 14, or as otherwise provided in the applicable Award Agreement, the Grantee shall have, in respect of the Shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the Shares and the right to receive any cash dividends; provided, however that cash dividends on such Shares shall, unless otherwise provided by the Committee, be held by the Company (unsegregated as a part of its general assets) until the period of forfeiture lapses (and forfeited if the underlying Shares are forfeited), and paid over to the Grantee (without interest) as soon as practicable after such period lapses (if not forfeited). Certificates for Shares (not subject to restrictions) shall be delivered to the Grantee or his or her designee promptly after, and only after, the period of forfeiture shall lapse without forfeiture in respect of such Shares of Restricted Stock.

(iii)  Except as otherwise provided in the applicable Award Agreement, and subject to clause (iv) below, if the Grantee has a Termination of Service for any reason other than death or Disability during the applicable period of forfeiture, then (A) all Shares still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee, and (B) the Company shall pay to the Grantee as soon as practicable (and in no event more than 30 days) after such termination an amount equal to the lesser of (x) the amount paid by the Grantee for such forfeited Restricted Stock as contemplated by Section 6.1, and (y) the Fair Market Value on the date of termination of the forfeited Restricted Stock.

(iv)  Subject to the provisions of the Award Agreement, in the event the Grantee has a Termination of Service on account of death or Disability, or in the event of a Change in Control (regardless of whether a termination follows thereafter), during the applicable period of forfeiture, then restrictions under the Plan will immediately lapse on all Restricted Stock granted to the applicable Grantee.

7. PROVISIONS APPLICABLE TO PHANTOM SHARES.

7.1   Grant of Phantom Shares.

Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement:  (i) authorize the granting of Phantom Shares to Eligible Persons and (ii) determine or impose other conditions to the grant of Phantom Shares under the Plan as it may deem appropriate.

7.2   Term.

The Committee may provide in an Award Agreement that any particular Phantom Share shall expire at the end of a specified term.

7.3   Vesting.

(a)   Subject to the provisions of the Award Agreements and Section 7.3(b), Phantom Shares shall vest as provided in the applicable Award Agreement.

(b)   Unless otherwise determined by the Committee at the time of grant, the Phantom Shares granted pursuant to the Plan shall be subject to the following vesting conditions:

(i)    Subject to the provisions of the Award Agreement and clause (ii) below, if the Grantee has a Termination of Service by the Company and its Subsidiaries for Cause, all of the Grantee’s Phantom Shares (whether or not such Phantom Shares are otherwise vested) shall thereupon, and with no further action, be forfeited and cease to be outstanding, and no payments shall be made with respect to such forfeited Phantom Shares.

(ii)   Subject to the provisions of the Award Agreement, in the event the Grantee has a Termination of Service on account of death or Disability, or the Grantee has a Termination of Service by the Company and its Subsidiaries for any reason other than Cause, or in the event of a Change in Control (regardless of whether a termination follows thereafter), all outstanding Phantom Shares granted to such Grantee shall become immediately vested.

(iii)  Other than as provided in this Section 7.3, in the event that a Grantee has a Termination of Service, any and all of the Grantee’s Phantom Shares which have not vested prior to or as of such termination shall thereupon, and with no further action, be forfeited and cease to be outstanding and the Participant’s vested Phantom Shares shall be settled as set forth in Section 7.4.

7.4   Settlement of Phantom Shares.

(a)   Each vested and outstanding Phantom Share shall be settled by the transfer to the Grantee of one Share; provided that, the Committee at the time of grant (or, in the appropriate case, as determined by the Committee, thereafter) may provide that a Phantom Share may be settled (i) in cash at the applicable Phantom Share Value, (ii) in cash or by transfer of Shares as elected by the Grantee in accordance with procedures established by the Committee or (iii) in cash or by transfer of Shares as elected by the Company.

(b)   Payment (whether of cash or Shares) in respect of Phantom Shares shall be made in a single sum; provided that, with respect to Phantom Shares of a Grantee which have a common Settlement Date, the Committee may permit the Grantee to elect in accordance with procedures established by the Committee (taking into account, without limitation, Section 409A of the Code, as the Committee may deem appropriate) to receive installment payments over a period not to exceed 10 years, rather than a single-sum payment.

(c)   (i)          Unless otherwise provided in the applicable Award Agreement, the “Settlement Date” with respect to a Phantom Share is the first day of the month to follow the date on which the Phantom Share vests; provided that a Grantee may elect, in accordance with procedures to be established by the Committee, that such Settlement Date will be deferred as elected by the Grantee to the first day of the month to follow the Grantee’s Termination of Service, or such other time as may be permitted by the Committee. Unless otherwise determined by the Committee, elections under this Section 7.4(c)(i) must, except as may otherwise be permitted under the rules applicable under Section 409A of the Code, (A) be effective at least one year after they are made, or, in the case of payments to commence at a specific time, be made at least one year before the first scheduled payment and (B) defer the commencement of distributions (and each affected distribution) for at least five years.

(ii)   Notwithstanding Section 7.4(c)(i), the Committee may provide that distributions of Phantom Shares can be elected at any time in those cases in which the Phantom Share Value is determined by reference to Fair Market Value to the extent in excess of a base value, rather than by reference to unreduced Fair Market Value.

(iii)  Notwithstanding the foregoing, the Settlement Date, if not earlier pursuant to this Section 7.4(c), is the date of the Grantee’s death.

(d)   Notwithstanding the other provisions of this Section 7, in the event of a Change in Control, the Settlement Date shall be the date of such Change in Control and all amounts due with respect to Phantom

Shares to a Grantee hereunder shall be paid as soon as practicable (but in no event more than 30 days) after such Change in Control, unless such Grantee elects otherwise in accordance with procedures established by the Committee.

(e)   Notwithstanding any other provision of the Plan, a Grantee may receive any amounts to be paid in installments as provided in Section 7.4(b) or deferred by the Grantee as provided in Section 7.4(c) in the event of an “Unforeseeable Emergency.”  For these purposes, an “Unforeseeable Emergency,” as determined by the Committee in its sole discretion, is a severe financial hardship to the Grantee resulting from a sudden and unexpected illness or accident of the Grantee or “dependent,” as defined in Section 152(a) of the Code, of the Grantee, loss of the Grantee’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Grantee. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:

(i)    through reimbursement or compensation by insurance or otherwise,

(ii)   by liquidation of the Grantee’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or

(iii)  by future cessation of the making of additional deferrals under Section 7.4 (b) and (c).

Without limitation, the need to send a Grantee’s child to college or the desire to purchase a home shall not constitute an Unforeseeable Emergency. Distributions of amounts because of an Unforeseeable Emergency shall be permitted to the extent reasonably needed to satisfy the emergency need.

7.5   Other Phantom Share Provisions.

(a)   Rights to payments with respect to Phantom Shares granted under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, levy, execution, or other legal or equitable process, either voluntary or involuntary; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish, or levy or execute on any right to payments or other benefits payable hereunder, shall be void.

(b)   A Grantee may designate in writing, on forms to be prescribed by the Committee, a beneficiary or beneficiaries to receive any payments payable after his or her death and may amend or revoke such designation at any time. If no beneficiary designation is in effect at the time of a Grantee’s death, payments hereunder shall be made to the Grantee’s estate. If a Grantee with a vested Phantom Share dies, such Phantom Share shall be settled and the Phantom Share Value in respect of such Phantom Shares paid, and any payments deferred pursuant to an election under Section 7.4(c) shall be accelerated and paid, as soon as practicable (but no later than 60 days) after the date of death to such Grantee’s beneficiary or estate, as applicable.

(c)   The Committee may establish a program under which distributions with respect to Phantom Shares may be deferred for periods in addition to those otherwise contemplated by foregoing provisions of this Section 7. Such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Participants may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

(d)   Notwithstanding any other provision of this Section 7, any fractional Phantom Share will be paid out in cash at the Phantom Share Value as of the Settlement Date.

(e)   No Phantom Share shall be construed to give any Grantee any rights with respect to Shares or any ownership interest in the Company. Except as may be provided in accordance with Section 8, no provision of the Plan shall be interpreted to confer upon any Grantee any voting, dividend or derivative or other similar rights with respect to any Phantom Share.

7.6   Claims Procedures.

(a)   To the extent that the Plan is determined by the Committee to be subject to the Employee Retirement Income Security Act of 1974, as amended, the Grantee, or his beneficiary hereunder or authorized representative, may file a claim for payments with respect to Phantom Shares under the Plan by written communication to the Committee or its designee. A claim is not considered filed until such communication is actually received. Within 90 days (or, if special circumstances require an extension of time for processing, 180 days, in which case notice of such special circumstances should be provided within the initial 90-day period) after the filing of the claim, the Committee will either:

(i)    approve the claim and take appropriate steps for satisfaction of the claim; or

(ii)   if the claim is wholly or partially denied, advise the claimant of such denial by furnishing to him a written notice of such denial setting forth (A) the specific reason or reasons for the denial; (B) specific reference to pertinent provisions of the Plan on which the denial is based and, if the denial is based in whole or in part on any rule of construction or interpretation adopted by the Committee, a reference to such rule, a copy of which shall be provided to the claimant; (C) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of the reasons why such material or information is necessary; and (D) a reference to this Section 7.6 as the provision setting forth the claims procedure under the Plan.

(b)   The claimant may request a review of any denial of his claim by written application to the Committee within 60 days after receipt of the notice of denial of such claim. Within 60 days (or, if special circumstances require an extension of time for processing, 120 days, in which case notice of such special circumstances should be provided within the initial 60-day period) after receipt of written application for review, the Committee will provide the claimant with its decision in writing, including, if the claimant’s claim is not approved, specific reasons for the decision and specific references to the Plan provisions on which the decision is based.

8. PROVISIONS APPLICABLE TO DIVIDEND EQUIVALENT RIGHTS.

8.1   Grant of Dividend Equivalent Rights.

Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the Award Agreements, authorize the granting of Dividend Equivalent Rights to Eligible Persons based on the regular cash dividends declared on Common Stock, to be credited as of the dividend payment dates, during the period between the date an Award is granted, and the date such Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalent Rights shall be converted to cash or additional Shares by such formula and at such time and subject to such limitation as may be determined by the Committee. With respect to Dividend Equivalent Rights granted with respect to Options intended to be qualified performance-based compensation for purposes of Section 162(m) of the Code, such Dividend Equivalent Rights shall be payable regardless of whether such Option is exercised. If a Dividend Equivalent Right is granted in respect of another Award hereunder, then, unless otherwise stated in the Award Agreement, in no event shall the Dividend Equivalent Right be in effect for a period beyond the time during which the applicable portion of the underlying Award is in effect.

8.2   Certain Terms.

(a)   The term of a Dividend Equivalent Right shall be set by the Committee in its discretion.

(b)   Unless otherwise determined by the Committee, except as contemplated by Section 8.4, a Dividend Equivalent Right is exercisable or payable only while the Participant is an Eligible Person.

(c)   Payment of the amount determined in accordance with Section 8.1 shall be in cash, in Common Stock or a combination of the both, as determined by the Committee.

(d)   The Committee may impose such employment-related conditions on the grant of a Dividend Equivalent Right as it deems appropriate in its discretion.

8.3   Other Types of Dividend Equivalent Rights.

The Committee may establish a program under which Dividend Equivalent Rights of a type whether or not described in the foregoing provisions of this Section 8 may be granted to Participants. For example, and without limitation, the Committee may grant a Dividend Equivalent Right in respect of each Share subject to an Option or with respect to a Phantom Share, which right would consist of the right (subject to Section 8.4) to receive a cash payment in an amount equal to the dividend distributions paid on a Share from time to time.

8.4   Deferral.

The Committee may establish a program (taking into account, without limitation, the possible application of Section 409A of the Code, as the Committee may deem appropriate) under which Participants (i) will have Phantom Shares credited, subject to the terms of Sections 7.4 and 7.5 as though directly applicable with respect thereto, upon the granting of Dividend Equivalent Rights, or (ii) will have payments with respect to Dividend Equivalent Rights deferred. In the case of the foregoing clause (ii), such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Participants may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

9. OTHER STOCK-BASED AWARDS.

The Committee shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Committee may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

10. PERFORMANCE GOALS.

The Committee, in its discretion, may, in the case of Awards (including, in particular, Awards other than Options) intended to qualify for an exception from the limitation imposed by Section 162(m) of the Code (“Performance-Based Awards”), (i) establish one or more performance goals (“Performance Goals”) as a precondition to the issuance or vesting of Awards, and (ii) provide, in connection with the establishment of the Performance Goals, for predetermined Awards to those Participants (who continue to meet all applicable eligibility requirements) with respect to whom the applicable Performance Goals are satisfied. The Performance Goals shall be based upon the criteria set forth in Schedule 1 hereto which is hereby incorporated herein by reference as though set forth in full. The Performance Goals shall be established in a timely fashion such that they are considered preestablished for purposes of the rules governing performance-based compensation under Section 162(m) of the Code. Prior to the award or vesting, as applicable, of affected Awards hereunder, the Committee shall have certified that any applicable Performance Goals, and other material terms of the Award, have been satisfied. Performance Goals which do not satisfy the foregoing provisions of this Section 10 may be established by the Committee with respect to Awards not intended to qualify for an exception from the limitations imposed by Section 162(m) of the Code.

11. TAX WITHHOLDING.

11.1   In General.

The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding determined by the Committee to be required by law. Without limiting the generality of the foregoing, the Committee may, in its discretion, require the Participant to pay to the Company at such time as the Committee determines the amount that the Committee deems necessary to satisfy the Company’s obligation to withhold federal, state or local income or other taxes incurred by reason of (i) the exercise of any Option, (ii) the lapsing of any restrictions applicable to any Restricted Stock, (iii) the receipt of a distribution in respect of Phantom Shares or Dividend Equivalent Rights or (iv) any other applicable income-recognition event (for example, an election under Section 83(b) of the Code).

11.2   Share Withholding.

(a)   Upon exercise of an Option, the Optionee may, if approved by the Committee in its discretion, make a written election to have Shares then issued withheld by the Company from the Shares otherwise to be received, or to deliver previously owned whole Shares (which such holder has held for at least six months prior to the delivery of such Shares or which such holder purchased on the open market and for which such holder has good title, free and clear of all liens and encumbrances), in order to satisfy the liability for such withholding taxes. In the event that the Optionee makes, and the Committee permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. Where the exercise of an Option does not give rise to an obligation by the Company to withhold federal, state or local income or other taxes on the date of exercise, but may give rise to such an obligation in the future, the Committee may, in its discretion, make such arrangements and impose such requirements as it deems necessary or appropriate.

(b)   Upon lapsing of restrictions on Restricted Stock (or other income-recognition event), the Grantee may, if approved by the Committee in its discretion, make a written election to have Shares withheld by the Company from the Shares otherwise to be released from restriction, or to deliver previously owned whole Shares (not subject to restrictions hereunder) (which such holder has held for at least six months prior to the delivery of such Shares or which such holder purchased on the open market and for which such holder has good title, free and clear of all liens and encumbrances), in order to satisfy the liability for such withholding taxes. In the event that the Grantee makes, and the Committee permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.

(c)   Upon the making of a distribution in respect of Phantom Shares or Dividend Equivalent Rights, the Grantee may, if approved by the Committee in its discretion, make a written election to have amounts (which may include Shares) withheld by the Company from the distribution otherwise to be made, or to deliver previously owned whole Shares (not subject to restrictions hereunder) (which such holder has held for at least six months prior to the delivery of such Shares or which such holder purchased on the open market and for which such holder has good title, free and clear of all liens and encumbrances), in order to satisfy the liability for such withholding taxes. In the event that the Grantee makes, and the Committee permits, such an election, any Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.

11.3   Withholding Required.

Notwithstanding anything contained in the Plan or the Award Agreement to the contrary, the Participant’s satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company’s obligation as may otherwise be provided hereunder to provide Shares to the Participant and to the release of any restrictions as may otherwise be provided hereunder, as applicable; and the applicable Option, Restricted Stock, Phantom Shares or Dividend Equivalent Rights shall be forfeited upon the failure of the Participant to satisfy such requirements with respect to, as applicable, (i) the exercise of the Option, (ii) the lapsing of restrictions on the Restricted Stock (or other income-recognition event) or (iii) distributions in respect of any Phantom Share or Dividend Equivalent Right.

An Award Agreement may provide that the Participant may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery to the Company of previously owned whole Shares ) (which such Participant has held for at least six months prior to the delivery of such Shares or which such Participant purchased on the open market and for which such Participant has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value, determined as of the date the obligation to withhold or pay taxes arises in connection with an Award (the “Tax Date”), equal to the amount necessary to satisfy any such obligation (C) in the case of the exercise of an Option, a cash payment by a broker-dealer acceptable to the Company to whom the Participant has submitted an irrevocable notice of exercise or (D) any combination of (A) and (B), in each case to the extent set forth in the Award Agreement; provided however, that the Committee shall have the sole discretion to disapprove of an election pursuant to any of the foregoing clauses (B) through (D). An Award Agreement may provide for Shares to be delivered having a Fair Market Value in excess of the minimum amount required to be withheld, but not in excess of the amount determined by applying the Participant’s maximum marginal tax rate. Any fraction of a Share which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the Participant.

12. REGULATIONS AND APPROVALS.

(a)   The obligation of the Company to sell Shares with respect to an Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(b)   The Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to an Award.

(c)   Each grant of Options, Restricted Stock, Phantom Shares (or issuance of Shares in respect thereof) or Dividend Equivalent Rights (or issuance of Shares in respect thereof), or other Award under Section 10 (or issuance of Shares in respect thereof), is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Options, Shares of Restricted Stock, Phantom Shares, Dividend Equivalent Rights, other Awards or other Shares, no payment shall be made, or Phantom Shares or Shares issued or grant of Restricted Stock or other Award made, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.

(d)   In the event that the disposition of stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required under the Securities Act, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that such Shares are acquired for investment only and not with a view to distribution and that such Shares will be disposed of only if registered for sale under the Securities Act or if there is an available exemption for such disposition.

(e)   Notwithstanding any other provision of the Plan, the Company shall not be required to take or permit any action under the Plan or any Award Agreement which, in the good-faith determination of the Company, would result in a material risk of a violation by the Company of Section 13(k) of the Exchange Act.

13. INTERPRETATION AND AMENDMENTS; OTHER RULES.

The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. Without limiting the generality of the foregoing, the Committee may (i) determine the extent, if any, to which Options, Phantom Shares or Shares (whether or not Shares of Restricted Stock) or Dividend Equivalent Rights shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder); (ii) interpret the Plan and the Award Agreements hereunder, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided that the Committee’s interpretation shall not be entitled to deference on and after a Change in Control except to the extent that such interpretations are made exclusively by members of the Committee who are individuals who served as Committee members before the Change in Control; and (iii) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Committee, except as provided in clause (ii) of the foregoing sentence, shall be final and binding upon all persons. Unless otherwise expressly provided hereunder, the Committee, with respect to any grant, may exercise its discretion hereunder at the time of the Award or thereafter. Notwithstanding any provision in the Plan to the contrary, no Option or stock appreciation right (granted pursuant to Section 5.7) issued under the Plan may be amended to reduce the Option Price or the exercise price of such stock appreciation right below the Option Price or exercise price as of the date the Option or stock appreciation right was granted. In addition, no Option or stock appreciation right may be granted in exchange for, or in connection with, the cancellation or surrender of an Option, stock appreciation right or other award having a lower exercise price. The Board may amend the Plan as it shall deem advisable, except that no amendment may adversely affect a Participant with respect to an Award previously granted unless such amendments are required in order to comply with applicable laws; provided, however, that the Plan may not be amended without shareholder approval in any case in which amendment in the absence of shareholder approval would cause the Plan to fail to comply with any applicable legal requirement or applicable exchange or similar rule.

14. CHANGES IN CAPITAL STRUCTURE.

(a)   If (i) the Company or its Subsidiaries shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or its Subsidiaries or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company or its Subsidiaries, or any distribution to holders of Common Stock other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Awards, then:

(x)    the maximum aggregate number of Shares which may be made subject to Options and Dividend Equivalent Rights under the Plan, the maximum aggregate number and kind of Shares of Restricted Stock that may be granted under the Plan, the maximum aggregate number of Phantom Shares and other Awards which may be granted under the Plan may be appropriately adjusted by the Committee in its discretion; and

(y)    the Committee shall take any such action as in its discretion shall be necessary to maintain each Optionees’ rights hereunder (including under their Award Agreements) so that they are substantially in their respective Options, Phantom Shares and Dividend Equivalent Rights substantially proportionate to the rights existing in such Options, Phantom Shares and Dividend Equivalent Rights prior to such event, including, without limitation, adjustments in (A) the number of Options, Phantom Shares and Dividend Equivalent Rights (and other Awards under Section 10) granted, (B) the number and kind of shares or other property to be distributed in respect of Options, Phantom Shares and Dividend Equivalent Rights (and other Awards under Section 10 as applicable), (C) the Option Price and Phantom Share Value, and (D) performance-based criteria established in connection with Awards (to the extent consistent with Section 162(m) of the Code, as applicable); provided that, in the discretion of the Committee, the foregoing clause (D) may also be applied in the case of any event relating to a Subsidiary if the event would have been covered under this Section 14(a) had the event related to the Company.

To the extent that such action shall include an increase or decrease in the number of Shares (or units of other property then available) subject to all outstanding Awards, the number of Shares (or units) available under Section 4 shall be increased or decreased, as the case may be, proportionately, as may be determined by the Committee in its discretion.

(b)   Any Shares or other securities distributed to a Grantee with respect to Restricted Stock or otherwise issued in substitution of Restricted Stock shall be subject to the restrictions and requirements imposed by Section 6, including depositing the certificates therefor with the Company together with a stock power and bearing a legend as provided in Section 6.2(a).

(c)   If the Company shall be consolidated or merged with another corporation or other entity, each Grantee who has received Restricted Stock that is then subject to restrictions imposed by Section 6.3(a) may be required to deposit with the successor corporation the certificates, if any, for the stock or securities or the other property that the Grantee is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with Section 6.2(b), and such stock, securities or other property shall become subject to the restrictions and requirements imposed by Section 6.3(a), and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend set forth in Section 6.2(a).

(d)   If a Change in Control shall occur, then the Committee, as constituted immediately before the Change in Control, may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the Change in Control, provided that the Committee determines that such adjustments do not have an adverse economic impact on the Participant as determined at the time of the adjustments.

(e)   The judgment of the Committee with respect to any matter referred to in this Section 14 shall be conclusive and binding upon each Participant without the need for any amendment to the Plan.

15. MISCELLANEOUS.

15.1   No Rights to Employment or Other Service.

Nothing in the Plan or in any grant made pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its shareholders to terminate the individual’s employment or other service at any time.

15.2   No Fiduciary Relationship.

Nothing contained in the Plan (including without limitation Sections 7.5(c) and 8.4), and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company or its Subsidiaries, or their officers or the Committee, on the one hand, and the Participant, the Company, its Subsidiaries or any other person or entity, on the other.

15.3   No Fund Created.

Any and all payments hereunder to any Grantee under the Plan shall be made from the general funds of the Company (or, if applicable, a Participating Company), no special or separate fund shall be established or other segregation of assets made to assure such payments, and the Phantom Shares (including for purposes of this Section 15.3 any accounts established to facilitate the implementation of Section 7.4(c)) and any other similar devices issued hereunder to account for Plan obligations do not constitute Common Stock and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company may establish a mere bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The obligations of the Company under the Plan are unsecured and constitute a mere promise by the Company to make benefit payments in the future and, to the extent that any person acquires a right to receive payments under the Plan from the Company, such right shall be no greater than the right of a general unsecured creditor of the Company. (If any affiliate of the Company is or is made responsible with respect to any Awards, the foregoing sentence shall apply with respect to such affiliate.)  Without limiting the foregoing, Phantom Shares and any other similar devices issued hereunder to account for Plan obligations are solely a device for the measurement and determination of the amounts to be paid to a Grantee under the Plan, and each Grantee’s right in the Phantom Shares and any such other devices are limited to the right to receive payment, if any, as may herein be provided.

15.4   Notices.

All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Participant, shall be delivered personally, sent by facsimile transmission or mailed to the Participant at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 16.5.

15.5   Exculpation and Indemnification.

The Company shall indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan, except in circumstances involving bad faith.

15.6   Captions.

The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.

15.7   Governing Law.

THIS PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

SCHEDULE 1

PERFORMANCE CRITERIA

Performance-Based Awards intended to qualify as “performance-based” compensation under Section 162(m) of the Code, may be payable upon the attainment of objective performance goals that are established by the Committee and relate to one or more Performance Criteria, in each case on specified date or over any period, up to 10 years, as determined by the Committee. Performance Criteria may (but need not) be based on the achievement of the specified levels of performance under one or more of the measures set out below relative to the performance of one or more other corporations or indices.

“Performance Criteria” means the following business criteria (or any combination thereof) with respect to one or more of the Company, any Participating Company or any division or operating unit thereof:

(i)                             pre-tax income,

(ii)                         after-tax income,

(iii)       net income (meaning net income as reflected in the Company’s financial reports for the applicable period, on an aggregate, diluted and/or per share basis),

(iv)                       operating income,

(v)                           cash flow,

(vi)                       earnings per share,

(vii)                   return on equity,

(viii)               return on invested capital or assets,

(ix)                       cash and/or funds available for distribution,

(x)                           appreciation in the fair market value of the Common Stock,

(xi)                       return on investment,

(xii)      shareholder return (meaning the per annum compounded rate of increase in the Fair Market Value of an investment in Shares on the first day of the Performance Period (assuming purchase of Shares at their Fair Market Value on such day) through the last day of the Performance Period, plus all dividends or distributions paid with respect to such Shares during the Performance Period, and assuming reinvestment in Shares of all such dividends and distributions, adjusted to give effect to Section 14 of the Plan).

(xiii)     net earnings growth,

(xiv)      stock appreciation (meaning an increase in the price or value of the Common Stock after the date of grant of an award and during the applicable period),

(xv)       related return ratios,

(xvi)      increase in revenues,

(xvii)    net earnings,

(xviii)   changes (or the absence of changes) in the per share or aggregate market price of the Company’s Common Stock,

(xix)      number of securities sold,

(xx)       earnings before any one or more of the following items: interest, taxes, depreciation or amortization for the applicable period, as reflected in the Company’s financial reports for the applicable period,

(xxi)      total revenue growth (meaning the increase in total revenues after the date of grant of an award and during the applicable period, as reflected in the Company’s financial reports for the applicable period),

(xxii)    the Company’s published ranking against its peer group of real estate investment trusts based on total shareholder return, and

(xxiii)   funds from operations.

Performance Goals may be absolute amounts or percentages of amounts, may be relative to the performance of other companies or of indexes or may be based upon absolute values or values determined on a per-share basis.

Except as otherwise expressly provided, all financial terms are used as defined under Generally Accepted Accounting Principles (“GAAP”) and all determinations shall be made in accordance with GAAP, as applied by the Company in the preparation of its periodic reports to shareholders.

To the extent permitted by Section 162(m) of the Code, unless the Committee provides otherwise at the time of establishing the Performance Goals, for each fiscal year of the Company, there shall be objectively determinable adjustments, as determined in accordance with GAAP, to any of the Performance Criteria described above for one or more of the items of gain, loss, profit or expense: (A) determined to be extraordinary or unusual in nature or infrequent in occurrence, (B) related to the disposal of a segment of a business, (C) related to a change in accounting principle under GAAP, (D) related to discontinued operations that do not qualify as a segment of a business under GAAP, and (E) attributable to the business operations of any entity acquired by the Company during the fiscal year.

EXHIBIT B

iSTAR FINANCIAL INC.

AUDIT COMMITTEE
CHARTER

I.     PURPOSES:

The purposes of the Audit Committee (the “Committee”) of the Board of Directors (“Board”) of iStar Financial Inc. (the “Company”) are as follows:

A.     To assist Board oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the independent auditors and the Company’s internal audit function.

B.     To prepare the report of the Committee for inclusion in the Company’s annual proxy statement, in accordance with applicable rules and regulations of the Securities and Exchange Commission (“SEC”).

II. MEMBERSHIP:

The Committee shall be comprised of three (3) or more members of the Board. The Committee shall be organized in compliance with standards established by the New York Stock Exchange, Inc. (“NYSE”) from time to time and applicable SEC rules. The Board shall appoint members of the Committee for one-year terms and members shall serve at the pleasure of the Board. The Board shall designate one of the Committee members to serve as chairman of the Committee. No member of the Committee may receive any compensation from the Company other than director’s fees. Committee members shall have the following qualifications:

A.     Each member of the Committee shall be “independent” as determined by the Board in its business judgment in accordance with standards established by the NYSE from time to time.

B.     Each member of the Committee shall be “financially literate” (or become so within a reasonable time after his or her appointment to the Committee), as such qualification is interpreted by the Board in its business judgment in accordance with standards established by the NYSE from time to time.

C.     At least one member of the Committee shall have “accounting or related financial management expertise,” as such qualification is interpreted by the Board in its business judgment in accordance with standards established by the NYSE from time to time.

D.     At least one member of the Committee shall have such other attributes relating to financial expertise as the Board determines in its business judgment satisfy standards set forth in rules and regulations established by the SEC from time to time.

III. DUTIES AND RESPONSIBILITIES:

The Committee has the following duties and responsibilities:

A.     To retain and terminate the Company’s independent auditors (subject, if applicable, to shareholder ratification).

B.     At least annually, to obtain and review a report by the independent auditors describing (1) the auditing firm’s internal quality-control procedures, (2) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues, and (3) all relationships between the independent auditor and the Company.

C.     To review and evaluate the qualifications, performance and independence of the lead partner of the independent auditors and present the Committee’s conclusions with respect to the independent auditors to the full Board

D.     To ensure that the lead audit partner does not serve in that capacity for more than five years and consider whether the audit firm itself should be changed periodically.

E.     To discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

F.     To receive reports from the Company’s Chief Executive Officer and Chief Financial Officer of (i) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and identify any material weakness in internal controls, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

G.    To review analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the financial statements of the Company; and earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies.

H.    To review any accounting adjustments that were noted or proposed by the auditor but were “passed” (including similar adjustments that were passed because individually they were not material); any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement; and any “management” or “internal control” letter issued, or proposed to be issued, by the auditing firm to the Company

I.      To review and approve the Company’s hedging policy and execution of hedging transactions.

J.      To review and approve the Company’s credit loss reserve policy and establishment of reserves on a quarterly basis.

K.     On behalf of the Board of Directors, to authorize transactions in which the Company or any subsidiary incurs indebtedness (for this purpose, a guarantee by the Company or any subsidiary of the financial obligations of another person shall be deemed to be an incurrence of indebtedness), or refinances any indebtedness, in an amount greater than $30 million but less than $50 million in any transaction or series of related transactions.

L.     On behalf of the Board of Directors, to authorize such other capital markets transactions or other transactions, and such other matters, as the Board may request.

M.    As appropriate, to obtain advice and assistance from outside legal, accounting or other advisors.

N.     To discuss policies with respect to risk assessment and risk management.

O.    To review the adequacy of management information systems, internal accounting and financial controls.

P.     To meet separately, on a periodic basis, with Company personnel responsible for the internal audit function and with independent auditors.

Q.    To review with the independent auditor any audit problems or difficulties and management’s response.

R.     To approve the performance of professional services provided by the independent auditors, including audit and non-audit services before such services are rendered, and consider the possible effect on the performance of such services on the independence of the auditors.

S.      To establish policies regarding hiring employees or former employees of the independent auditors.

T.     To review annually internal and external audits, if any, of employees benefit plans and pension plans of the Company (including subsidiaries).

U.    To review annually adequacy of the Company’s insurance.

V.     To review annually adequacy of protection of technology, including physical security, patent and trademark program and proprietary information.

W.    To review annually the policies and procedures relating to compliance with legal and regulatory requirements and the Company’s compliance therewith.

X.     To report regularly to the Board.

Y.     To establish procedures for the receipt, retention, and treatment of complaints by the Company regarding accounting, internal accounting controls or auditing matter and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

IV. PERFORMANCE EVALUATION REPORT:

The Committee will provide to the Board an annual performance evaluation of the Committee, including an assessment of the performance of the Committee based on the duties and responsibilities set forth in this charter and such other matters as the Committee may determine. The evaluation to the Board may take the form of an oral report by the Committee chairman or any other member of the Committee designated by the Committee to make the report.

V. DELEGATION TO SUBCOMMITTEE:

The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

VI. RESOURCES AND AUTHORITY OF THE COMMITTEE:

The Committee will be given the resources and authority appropriate to discharge its duties and responsibilities, including the authority to retain counsel and other experts or consultants. The Committee has the sole authority to approve all audit engagement fees and terms, as well as significant non-audit engagements with the independent auditors. The Company will provide appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of compensation (a) to the public accounting firm employed to audit the Company’s financial statements and (b) to any advisors employed by the Committee.

VII. MINUTES:

Minutes will be kept of each meeting of the Committee and will be available to each member of the Board. Any action of the Committee (other than actions for which the Committee has sole authority as set forth herein) shall be subject to revision, modification, rescission, or alteration by the Board, provided that no rights of third parties shall be affected by any such revision, modification, rescission, or alteration.

VIII. AMENDMENTS:

This Audit Committee Charter may be amended in whole or in part with the approval of a majority of the Board.

000000000.000 ext
000000000.000 ext
	000004	000000000.000 ext
MR A SAMPLE		000000000.000 ext
DESIGNATION (IF ANY)		000000000.000 ext
ADD 1	Least Address Line	000000000.000 ext
ADD 2		000000000.000 ext
ADD 3
ADD 4
ADD 5
ADD 6		C 1234567890 J N T

☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

Election of Directors
The Board of Directors recommends a vote FOR the listed nominees.
1.	The election of eight (8) members of the Board of Directors.

	Nominees:	For	Withhold			For	Withhold

	01 - Jay Sugarman	☐	☐	05 - Robin Josephs		☐	☐

	02 - Willis Andersen, Jr.	☐	☐	06 - John G. McDonald		☐	☐

	03 - Glenn R. August	☐	☐	07 - George R. Puskar		☐	☐

	04 - Robert W. Holman, Jr.	☐	☐	08 - Jeffrey A. Weber		☐	☐

Issues
The Board of Directors recommends a vote FOR the following proposals.				For	Against	Abstain

2. Approval of amendments to charter of iStar Financial Inc.				☐	☐	☐

3. Approval of adoption of iStar Financial Inc. 2006 Long-Term Incentive Plan.				☐	☐	☐

4. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending December 31, 2006.				☐	☐	☐

In their discretion, the proxies are authorized to vote and otherwise represent the undersigned on any other matter that may properly come before the annual meeting, or an adjournments or postponements thereof.

Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature 1 - Please keep signature within the box			Signature 2 - Please keep signature within the box			Date (mm/dd/yyyy)

	0 0 9 0 1 0	1 U P X	C O Y

001CD40001	00K1KB

Proxy - iStar Financial Inc.

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF
iSTAR FINANCIAL INC.
1114 AVENUE OF THE AMERICAS, 27TH FLOOR
NEW YORK, NEW YORK 10036

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 31, 2006. TO VOTE AT THE ANNUAL MEETING IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF iSTAR FINANCIAL INC., SIGN AND DATE THE REVERSE SIDE OF THIS CARD WITHOUT CHECKING ANY BOX.

The undersigned holder of shares of common stock and/or 8.00% Series D cumulative redeemable preferred stock of iStar Financial Inc., a Maryland corporation (the “Company”), hereby appoints Jay Sugarman and Catherine D. Rice, or either of them, with full power of substitution in each, to attend and to cast all votes which the undersigned shareholder is entitled to cast at the annual meeting of shareholders to be held on May 31, 2006 at 9:00 a.m. local time, at The Harvard Club of New York City, 35 West 44th Street, New York, New York, 10036, and at any adjournments or postponements thereof, and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given with respect to such meeting. Capitalized terms not otherwise defined have the meanings given in the proxy statement to which this proxy relates.

This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned shareholder. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or appearing at the annual meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of the notice of annual meeting of shareholders and proxy statement.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. If you receive more than one proxy card, please sign and return all cards in the enclosed envelope.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE